FIS

INFORMATION TECHNOLOGY SERVICES AGREEMENT

This Information Technology Services Agreement ("Agreement") is effective as of January 16, 2012 ("EffectiveDate") and is by and between **Fidelity Information Services, LLC,** an Arkansas limited liability company located at 601 Riverside Avenue, Jacksonville, Florida 32204 (together with its subsidiaries and affiliates, "FIS"), and **American River Bank** located at 3100 Zinfandel Drive Suite 450, Rancho Cordova, CA 95670 ("Client").

1. **General Terms and Addenda**. The Agreement is comprised of the attached General Terms and Conditions ("General Terms"), the Addenda listed below (each an "Addendum"), and any schedules, exhibits, and pricing attachments attached thereto:

COMMERCIAL CAPTURE XPRESS SERVICES
ADDENDUM EDELVERY SERVICES ADDDENDUM
ITEM PROCESSING SERVICES ADDENDUM
PRINT, MAIL AND MESSAGING SERVICES ADDENDUM
REMITTANCE LOCKBOX PROCESSING SERVICES
ADDENDUM SOFTWARE LICENSE AND MAINTENANCE
ADDENDUM ORBOCAR ACCURA SOFTWARE SUPPLEMENT

2. **Commencement Date for Existing Services and Software**. The Commencement Date of a Service or Software already in use by Client as of the Effective Date shall be February 01, 2012. The Commencement Date of a Service or Software not already in use by Client as of the Effective Date shall be as set forth in Section 2.1.1 of the General Terms or in the case of Software, Section 3.1 of the Software License and Maintenance Addendum.

3. **Term**. The Agreement shall remain in effect until the date on which FIS is no longer obligated to provide any Service or Software under any Addendum. Each Service shall have an initial term of Five (5) Years following the Commencement Date thereof (the "Initial Term"). Upon expiration of the Initial Term, the Service shall automatically terminate unless Client renews in writing at least one hundred eighty (180) days prior to the expiration of the Initial Term.

4. **Additional Service**. Additional Services or Software may be added from time to time by amending this Agreement, including agreeing to additional Addenda, in accordance with the General Terms.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers or representatives to execute and deliver this Agreement as a legally binding obligation of such party.

AMERICAN RIVER BANK	FIDELITY INFORMATION SERVICES, LLC On behalf of itself and the subsidiaries and affiliates specified in any Addenda hereto
[signature]	[signature]
Signature	Signature
Ravin Rander	Valarie M. Sanders
Name (printed)	Name (printed)
EVP COO	Contract Manager
Title	Title
4-26-12	APR 30 2012
Date Signed	Date Signed
FIS Payment Account Number	
Transit and Routing Number of FIS Payment Account	

1. **Introduction**. These general terms and conditions ("General Terms") together with each Addendum, now or hereafter agreed to by the parties, are a part of the Information Technology Services Agreement (collectively, the "Agreement") between **American River Bank** of Rancho Cordova, CA ("Client") and Fidelity Information Services, LLC (together with its subsidiaries and Affiliates, "FIS"). The pricing attachment(s) related to each Addendum are incorporated into and made a part of such Addendum. "Affiliate" means, with respect to a party, any entity which directly or indirectly, through one or more intermediaries, is controlled by, or is under common control with such party.

2. **Services**. If an Addendum describes the provision of a service ("Service") by FIS, the following subsections apply:

2.1 Commencement.

2.1.1 Unless otherwise set forth in the applicable Addendum, the "Commencement Date" of a Service not in effect as of the Effective Date is the earlier of: (i) the date the Service is first installed and available for Client's use in production; (ii) Client's first production use of the Service; or (iii) the commencement date agreed upon by the parties in writing. In the event that the parties are unable after a reasonable period of time to reach mutually agreement upon a Commencement Date, the Commencement Date shall be deemed to be the three (3) month anniversary of the Effective Date. If commencement of a Service is delayed for more than ninety (90) days after the agreed upon Commencement Date and such delay is not due to FIS's failure to meet its obligations hereunder, FIS may suspend delivery of the Service and Client shall pay any one-time fees and minimum fees through the balance of the term of the Addendum. Upon the request of either party, the Commencement Date may be rescheduled to a new date that is mutually agreed upon in writing by both parties.

2.1.2 Each party shall dedicate sufficient resources, including the assignment of adequate personnel, to commence the Service (or Software, as applicable) as soon as practical following the Effective Date.

2.1.3 FIS may postpone implementation of the Service if Client fails to timely provide required information or a circumstance arises that might jeopardize timely processing of transactions for other clients of FIS.

2.2 Exclusivity. Client agrees that FIS shall be Client's sole and exclusive provider of each Service. If Client or any Affiliate of Client acquires any entity or accounts (collectively, "Acquired Accounts") that require a service that is substantially similar to a Service provided under an Addendum ("Similar Service"), such Accounts shall become subject to the terms of the applicable Addendum in accordance with the following:

(i) If FIS is already providing the Similar Service for the Acquired Accounts, it shall continue to do so pursuant to the pre-existing service agreement through the expiration of its then-current term. Upon expiration of the pre-existing agreement, the Acquired Accounts shall be processed in accordance with the terms of the Addendum. FIS shall not include volumes from the Acquired Accounts in any volume-based pricing under an Addendum until the pre-existing agreement terminates.

(ii) If a third party is providing the Similar Service for the Acquired Accounts, the parties shall use reasonable efforts to convert the Acquired Accounts to the Service within six (6) months after the acquisition or, if the Acquired Accounts are subject to a pre-existing processing agreement between Client and such third party, upon the expiration of the then-remaining term of that pre-existing agreement.

(iii) Client shall pay FIS to perform the conversion at FIS's then current rates plus related material charges.

2.3 FIS Responsibilities.

2.3.1 If Client pays all applicable fees when due, FIS shall provide (i) Client and Client's customers ("Customers") with access to and use of the Service and Software in accordance with these General Terms, the applicable Addenda, and FIS's then current standard user operating instructions and requirements made available to Client from time to time ("Specifications"), and (ii) Client with standard reporting, if any, associated with use of the Service or Software. FIS shall perform the Service and provide Software in compliance with all Laws applicable to FIS as a third party provider of that Service. "Law" means any law, rule, regulation, ordinance, code or order to which a party may be subject or under which a party may exercise rights.

2.3.2 FIS shall perform an on-going review of federal Laws applicable to the provision of the Services and Software. FIS shall maintain the features and functions for the Services and Software in accordance with all federal Laws applicable to such features and functions, including new or amended federal Laws (as applicable and necessary to support compliance obligations), in a non-custom environment. In addition, FIS shall, at Client's request, work with Client

in developing and implementing a suitable and commercially reasonable procedure or direction to enable Client to comply with state and local Laws applicable to the Services and Software being provided to Client, and, to the extent commercially possible, modify the manner in which FIS provides the Service prior to the regulatory deadline for such compliance. Any modification in a Service or Software necessitated by such a change in state or local Laws shall be paid for by Client.

2.4 Client Responsibilities.

2.4.1 Client shall: (i) provide Customer information to FIS in accordance with the Specifications; (ii) except to the extent due to FIS's material breach of the Agreement, assume all risk and liability associated with transactions, including any risk of counterfeit, charged-back or fraudulent transactions; (iii) use each Service in accordance with the Specifications; (iv) timely deliver any Data (defined below) or other information necessary for the provision of the Service in an electronic form and format approved by FIS; (v) be solely responsible for timely procuring any information or cooperation required from its Customers and suppliers or other third party in order to commence the Service; (vi) have sole responsibility for verifying the accuracy, completeness or authenticity of any Data furnished by Client or a third party; (vii) be solely responsible for training its employees and representatives to comply with all Laws applicable to Client and the procedures set forth in the Specifications or any manual or other literature provided to Client by FIS; (viii) comply with all Laws applicable to Client's business and its use of a Service, including but not limited to those Laws relating to usury, truth-in-lending, fair credit reporting, equal credit opportunity, automated clearing house transfers, networks associations, electronic funds transfer, privacy and direct marketing, regardless of whether Client uses any forms or other Materials supplied by FIS; and (ix) be responsible for providing FIS with notice of any changes in state or local Law that impact Client's use of the Service.

2.4.2 Client shall be responsible for monitoring and interpreting (and for complying with, to the extent such compliance requires no action by FIS), the applicable Laws pertaining to Client's business ("Legal Requirements"). Based on Client's instructions, FIS shall implement the processing parameter settings, features and options (collectively, the "Parameters") within FIS's Services and systems that shall apply to Client, subject to the change request process in place between FIS and Client to establish requirements, development arrangements and deployment timelines. Client shall be responsible for determining that such selections are consistent with the Legal Requirements and with the terms and conditions of any agreements between Client and its Customers. In making such determinations, Client may rely upon the written descriptions of such Parameters contained in the Specifications. FIS shall perform the Services in accordance with the Parameters.

2.4.3 If a Service contemplates that FIS will be clearing or settling transactions and/or processing payments, then FIS, in its sole discretion, may require Client to establish and maintain a clearing or settlement account ("Settlement Account") with a minimum balance determined by FIS. Client shall maintain sufficient funds in the Settlement Account to cover any amounts required to facilitate the orderly processing and settlement of transactions, and is solely responsible for properly applying all credits and debits made to the Settlement Account. Client shall notify FIS in writing of any change in Settlement Account information within three (3) business days of occurrence.

2.5 Data.

2.5.1 Client shall be solely responsible for the transmission of any information, data, records or documents (collectively, "Data") necessary for FIS to perform a Service at Client's expense, and shall bear any risk of loss resulting from that transmission until FIS confirms receipt. FIS shall bear the risk of loss resulting from Data transmitted to Client until Client confirms receipt. If Client directs FIS to disclose Data to a third party, Client shall provide FIS with written authorization to do so and bear any risk of loss or liability associated with that disclosure. In addition, FIS shall be held harmless from any claim resulting from the third party's use of that Data, and may, in its discretion, require the third party to enter into a written agreement with FIS governing disclosure of that Data.

2.5.2 FIS shall not be responsible for the accuracy, completeness or authenticity of any Data furnished by Client or a third party, and shall have no obligation to audit, check or verify that Data. If any Data submitted by Client or a third party to FIS is incorrect, incomplete or not in the required format, FIS may require Client to resubmit the Data or FIS may correct the Data and bill Client its then current rates for performing those corrections. FIS shall attempt to notify Client prior to Client incurring such expense.

2.5.3 Client shall maintain a copy of all Data submitted to FIS (whether directly or through a third party) to permit reconstruction if ever required. Client assumes all risk and expense associated with Data reconstruction, except for those expenses incurred as a direct consequence of FIS's breach of the Agreement. If Data reconstruction is ever required, the parties shall mutually agree on a schedule for that reconstruction.

2.6 Disaster Recovery. In accordance with FFIEC business continuity guidelines, FIS has put in place a disaster recovery plan designed to minimize the risks associated with a disaster affecting FIS's ability to provide the Services under the Agreement. FIS's recovery time objective (RTO) under such plan is as set forth in the continuity program summary document made available to Client. FIS will maintain adequate backup procedures in order to recover Client's Data to the point of the last available good backup, with a recovery point objective (RPO) as set forth in the continuity program summary document made available to Client. FIS will test its disaster recovery plan annually. Upon request, FIS will provide a summary of its disaster recovery plan and test results, excluding any proprietary information or NPI. Client authorizes FIS to provide Client's Data to external suppliers in order to test and prepare for disaster recovery, as well as provide replacement services in the event of a disaster. Client is responsible for adopting a disaster recovery plan relating to disasters affecting Client's facilities and for securing business interruption insurance or other insurance necessary for Client's protection.

2.7 Changes to Services. FIS may change any features, functions, brand, third party provider, or attributes of a Service, or any element of its systems or processes, from time to time, provided that such changes do not have a material adverse impact on the performance or cost of the Service. Client shall not rely on identification of specific brands associated with or names of third party providers of a Service as an obligation of FIS to use any particular brand or third party provider. If Client requests a change to a Service, the parties shall negotiate the terms for such change, which terms will be set forth in a mutually agreed upon statement of work ("SOW").

2.8 Transition Assistance.

2.8.1 Upon termination of the Agreement or an Addendum, FIS shall cooperate in the transition of the Services to Client or a replacement service provider and, if requested by Client, perform ancillary services for additional fees. However, no master files, transaction data, test data, record layouts or other similar information shall be provided by FIS until: (i) Client and, if applicable, the replacement service provider, have executed FIS's deconversion confidentiality agreement; (ii) Client has fully paid all outstanding amounts; (iii) Client has completely prepaid FIS's fees for deconversion assistance; and (iv) the parties mutually agree on a date for deconversion that is at least one hundred eighty (180) days following FIS's receipt of Client's notice of deconversion. If the one hundred eighty (180) day period ends between the third week of November and the third week of January, the time period for completing deconversion may be extended until the first week of February. In addition, upon termination of the Agreement, FIS may, at Client's request and expense, continue to provide the corresponding Service(s) until the deconversion is completed, provided the parties agree to such continuation in writing.

2.8.2 Any Services that are provided to Client after the expiration or termination of this Agreement or any Addendum, for which a written agreement has not been entered into by the parties, shall be provided on a month-to-month basis, and are subject to the terms and conditions of the Agreements, except that the fees for such extended services shall be one hundred ten percent (110%) of FIS's then current fees for such services.

2.9 Problem Reporting and Resolution. Client shall timely report any problems encountered with the Service. FIS shall provide a toll-free telephone number for problem reporting. FIS shall promptly respond to each reported problem based on its severity, the impact on Client's operations and the effect on the Service. FIS shall use reasonable commercial efforts to either resolve each problem or provide Client with information to enable Client's personnel to resolve it.

3. **Third Party Services**. If an Addendum describes the provision of a product or service provided by a third party, whether such product or service is requested or required by Client or is otherwise specified in the Addendum as a service or product that is provided by a third party ("Third Party Service"), the following subsections also apply:

3.1 Client acknowledges that FIS is not the provider of any Third Party Service, and Client shall, if required by FIS, enter into a separate agreement for the Third Party Service directly with the applicable provider. FIS makes no warranties or representations of any kind regarding the correctness, accuracy, completeness, merchantability or fitness of any Third Party Service or any associated data, information or system. FIS will pass through to Client end-user warranties to the extent received by FIS from Third Party Service providers.

3.2 If a Third Party Service is terminated prior to the end of its term either (i) by Client or by FIS at Client's request, or (ii) as a result of Client's action or inaction, Client shall pay FIS, in addition to any other amounts owed, an amount equal to any termination costs and fees incurred or owing by FIS as a result of such termination. Client shall not be entitled to a refund of any pre-paid amounts.

4. **Use of Service, Software, and Third Party Service**. Except as otherwise permitted in the Agreement or in writing by FIS, Client agrees to use a Service, Third Party Service and/or Software only for its own internal business purposes to service its U.S.-based accounts for its Customers and will not sell or otherwise provide, directly or indirectly, any of the

Service, Third Party Service, Software or any portion thereof to any third party. Client agrees that FIS may use all suggestions for improvement and comments regarding the Service, Third Party Service, or Software that are furnished by Client to FIS in connection with the Agreement, without accounting or reservation. Except as otherwise may be set forth herein or in writing between the parties, Client shall be responsible for handling all Customer inquiries relating to a Service or Third Party Service. The term "Software" as used in these General Terms means, individually or collectively, any software and/or interfaces licensed to Client by FIS or its Affiliates pursuant to a Software License and Maintenance Addendum to the Agreement.

5. **Materials**. As a convenience, FIS may provide Client with sample forms, procedures, scripts, marketing materials or other similar information (collectively, "Materials"). Client shall have a license to use Materials, if any, solely in connection with its use of the Services, Software, or Deliverables during the term of the related Addendum and solely in a manner that is consistent with the Specifications. Client's license to use the Materials shall expire immediately upon termination of the Agreement or the related Addendum. Client is responsible for its use of Materials and bears sole liability for any such use.

6. **Training**. Except as may be provided otherwise in the applicable Addendum, FIS will provide its standard initial train-the-trainer training regarding the use and operation of the Service, Third Party Service or Software to Client by web-based training or in person at an FIS training location (in which case, travel would be at Client's expense) at FIS's then current rates and on a mutually agreed date and time. Following such initial training, Client is responsible for its trainer(s) training Client's employees on the use and operation of the Service, Third Party Service or Software. Additional training may be provided by FIS upon Client's request, including onsite training at Client's location, as mutually agreed to by the parties regarding topics, duration and fees and expenses.

7. **Fees and Other Charges**.

7.1 Client shall pay all fees and charges set forth in the pricing attachment(s) to an Addendum. Fifty percent (50%) of the one-time fees shall be paid upon execution of the Agreement (or the applicable Amendment), and the remaining fifty percent (50%) shall be paid upon the applicable Commencement Date, unless otherwise set forth in an Addendum. Recurring fees shall be paid beginning on the Commencement Date; provided, however that, notwithstanding anything to the contrary in Section 18.6 below, for any Service and/or Software in use by Client as of the Effective Date, Client shall continue to pay the recurring fees applicable to such Services and/or Software under Client's prior agreement with FIS for such Services and/or Software up to the Commencement Date. FIS may increase any pass-through fees (including, without limitation, postage, supplies, courier, data transmission, and telecommunications expenses) outside of its control as its cost for such items increases. FIS may adjust recurring fees annually by an amount not exceeding, in aggregate effect, the percentage change in the U.S. Employment Cost Index ("ECI") – Civilian: All Workers total compensation, calculated by averaging the annual percentage change reported for the four fiscal quarters immediately preceding each anniversary of the Effective Date, as published by the U.S. Bureau of Labor Statistics (www.bls.gov). These adjustments will be effective for each product or service on the first day of the calendar month of each anniversary of the Effective Date of the addendum, schedule or agreement that relates to the product or service. If the ECI is unavailable or materially changes in content and scope, then FIS may in good faith select another U.S. Government index as a substitute in order to obtain substantially the same result. Fees, costs and expenses owed by Client are exclusive of charges for materials, work, hardware, software or travel not otherwise detailed in an Addendum, SOW, or pricing attachment. Travel time, if required, will be charged at FIS's standard hourly rates, but will not exceed eight (8) hours per day per resource.

7.2 FIS shall electronically debit the account specified in the Agreement ("FIS Payment Account") to settle: (i) any fees, charges or other amounts owed to FIS by Client; (ii) third party fees, charges, fines, or assessments (including, but not limited to, interchange fees or other payment system or network fees or charges); and (iii) any payments or deposits received from or on behalf of Client. Client shall maintain sufficient funds in the FIS Payment Account to cover any amounts owed to FIS, and is solely responsible for properly applying all credits and debits made to the FIS Payment Account by FIS. Client shall notify FIS in writing of any change in FIS Payment Account information within three (3) business days of occurrence. In the event FIS does not collect amounts owed from the FIS Payment Account, Client must pay such amounts within thirty (30) days of the invoice date, together with a twenty-five dollar ($25.00) non-ACH processing fee. For any amount not paid within thirty (30) days after its due date, Client shall pay a late fee equal to the lesser of one and one-half percent (1½%) per month of the unpaid amount or the maximum interest rate allowed by law.

7.3 In the event of over-billing, FIS will correct the error by credit to Client. If Client was under-billed, FIS will add the under-billed amount to a future invoice. FIS may utilize any amounts owed to Client under the Agreement to pay or reimburse FIS for amounts owed by Client.

7.4 All charges and fees to be paid by Client under the Agreement are exclusive of any applicable withholding, sales, use, excise, value added or other taxes. Any such taxes for which FIS is legally or contractually reasonable to collect from Client shall be billed by FIS and paid by Client. Client agrees to reimburse or indemnify FIS for any taxes, penalties and

interest assessed by any taxing authority arising out of the Agreement. FIS shall pay and hold Client harmless for any taxes on FIS property, income or payroll. Client agrees to hold FIS harmless for any sales, use, excise, value added or other taxes assessed by a taxing authority arising out of the Agreement. In the event of any assessment by a taxing authority, both parties agree to cooperate with each other to resolve issues in order to minimize such assessment.

8. **Intellectual Property**.

8.1 Client is not acquiring a copyright, patent or other intellectual property right in any Service, Third Party Service, Software, Deliverable, Specifications or Materials, or in any data, modifications, customizations, enhancements, changes or work product related thereto. "Deliverable" means any work product or other item (whether tangible or intangible) created by FIS or provided by FIS to Client pursuant to the Services, Third Party Services, or Software, and which may be described more particularly in an Addendum, SOW, or other document signed by the parties.

8.2 Any intellectual property rights that existed prior to the Effective Date of an Addendum shall belong solely to the party owning them at that time. Neither party shall be entitled to any copyright, trademark, trade name, trade secret or patent of the other party.

8.3 Client shall not alter, obscure or revise any proprietary, restrictive, trademark or copyright notice included with, affixed to, or displayed in, on or by a Service, Third Party Service, Software, Deliverable or Specifications.

9. **Confidentiality**.

9.1 Each party shall treat information received from the other that is designated as "confidential" at or prior to disclosure ("Confidential Information") as strictly confidential. FIS designates the Services, Third Party Services, Software, Deliverables, Specifications and the terms of the Agreement, and all information related to the foregoing, as it's Confidential Information. Client designates Customer information that qualifies as "Non-public Personal Information" under the Gramm-Leach-Bliley Act of 1999 or its state law equivalents ("NPI")) as its Confidential Information.

9.2 Each party shall: (i) restrict disclosure of the other party's Confidential Information to employees, agents and Affiliates solely on a "need to know" basis in accordance with the Agreement; provided, however, that FIS may use, disclose, and archive Data including, without limitation, Client's Confidential Information, provided that FIS shall first aggregate all such Data and remove any NPI prior to any disclosure to third-parties not bound by the confidentiality provisions of the Agreement; (ii) advise its employees and agents of their confidentiality obligations; (iii) require agents to protect and restrict the use of the other party's Confidential Information; (iv) use the same degree of care to protect the other party's Confidential Information as it uses to safeguard its own Confidential Information of similar importance, but in no event less than a reasonable degree of care; (v) establish procedural, physical and electronic safeguards, designed to meet the objectives of the FFIEC Interagency Guidelines, to prevent the compromise or unauthorized disclosure of Confidential Information. Client shall notify FIS of any breach of FIS' Confidential Information as soon as possible following determination of such breach. FIS shall notify Client of any breach of NPI as soon as possible following determination of such breach, and shall comply with all federal and state laws regarding NPI that are applicable to it as a third party processor.

9.3 Confidential Information shall remain the property of the party from or through whom it was provided. Except for NPI, neither party shall be obligated to preserve the confidentiality of any information that: (i) was previously known; (ii) is a matter of public knowledge; (iii) was or is independently developed; (iv) is released for disclosure with written consent; or (v) is received from a third party to whom it was disclosed without restriction. Disclosure of Confidential Information shall be permitted if it is: (a) required by law; (b) in connection with the tax treatment or tax structure of the Agreement; or (c) in response to a valid order of a U.S. court or other governmental body, provided the owner receives written notice and is afforded a reasonable opportunity to obtain a protective order. Upon termination of an Addendum, each party shall, except as otherwise set forth in Section 9.2(i) above, destroy the other party's Confidential Information relating to that Addendum in a manner designed to preserve its confidentiality, or, at the other party's written request and expense, return it to the disclosing party. Upon termination of the Agreement, each party shall destroy any remaining Confidential Information of the other party in the same manner or, if so requested, return it to the disclosing party at its expense.

9.4 Client shall not file the Agreement (including any Addendum, schedule, supplement or attachment), or any future amendment or supplement hereto, with the US. Securities and Exchange Commission (the "SEC") unless such filing is required under Item 601 of Regulation S-K. In the event that Client determines that the Agreement (or amendment or supplement) must be filed with the SEC under Regulation S-K, Client shall take all actions necessary to obtain confidential treatment of all Addenda, schedules, supplements and attachments (including all pricing attachments) and to the extent possible, the Agreement, in accordance with Rule 406 under the Securities Act of 1933. Specifically, and without limitation, Client shall omit all Addenda, schedules, supplements and attachments (including all pricing attachments) from the material filed with the SEC and, in lieu thereof, shall indicate in the material filed that the

Confidential Information has been so omitted and filed separately with the SEC. Client shall file the all Addenda, schedules, supplements and attachments (including all pricing attachments) so as to maintain the confidentiality of the documents, and shall file an application making an objection to the disclosure of these materials. If the SEC denies the application, Client will seek review of the decision under Rule 431.

10. **Indemnification**.

10.1 Client shall defend FIS and its officers, employees, directors, agents and shareholders, in their individual capacities or otherwise, from and against any and all Claims (as defined in this Section 10.1) asserted by a third party (other than an Affiliate of FIS) against FIS, and shall indemnify and hold harmless FIS from and against any damages, costs, and expenses of such third party awarded against FIS by a final court judgment or an agreement settling such Claims in accordance with this Section 10.1. As used in this Section 10.1, the term "Claim" means any action, litigation, or claim by a third party alleging or based on: (i) any personal injury or property damage caused by Client's gross negligence or willful misconduct in connection with this Agreement; (ii) Client's misuse of a Service, Materials, Third Party Service, Software, Specifications or Deliverables; (iii) inaccurate or incomplete Data provided by or on behalf of Client; (iv) Client's use of a Service, Third Party Service, Software and/or Deliverable with computer programs or services owned, licensed or provided by someone other than FIS; (v) Client's failure to comply with Laws; (vi) Client's failure to comply with the terms of any Third Party Service agreement; (vii) any claim of libel, violation of privacy rights, unfair competition or infringement of patents, trademarks, copyrights or other intellectual property caused by Client or a Customer; (viii) any circumstance, event or activity set forth in any of the Subsections 10.2 (a) – (e); or (ix) any Customer claim, action or suit.

10.2 FIS shall defend Client and its officers, employees, directors, agents and shareholders, in their individual capacities or otherwise, from and against any and all Claims (as defined in this Section 10.2) asserted by a third party (other than an Affiliate of Client) against Client, and shall indemnify and hold harmless Client from and against any damages, costs, and expenses of such third party awarded against Client by a final court judgment or an agreement settling such Claims in accordance with this Section 10.2. As used in this Section 10.2, the term "Claim" means any action, litigation, or claim by a third party alleging (i) personal injury or property damage caused by FIS's gross negligence or willful misconduct in connection with this Agreement; (ii) FIS's failure to comply with all federal laws, rules and regulations applicable to FIS as a provider of a Service; or (iii) that a Service, Software, or Deliverable infringes an effective U.S. Patent or a registered trademark or copyright; provided, however, that FIS shall not be liable for (and Client shall indemnify FIS against) any infringement or alleged infringement that results, in whole or in part, from: (a) use of a Service, Software or Deliverable in a manner or for a purpose not specifically described in the Agreement (including the Addenda) or Specifications; (b) use of a Service, Software or Deliverable in combination with computer programs, processes, hardware, software, data, systems, or services owned, licensed or provided by someone other than FIS; (c) Client's products or services; (d) modification, change, amendment, customization, or adaptation of any Service, Software, or Deliverable not made wholly by FIS; or (e) Client's failure to implement corrections or changes provided by FIS. If a claim of infringement has been asserted, or in FIS's opinion is about or likely to be asserted, FIS may, at its option either: (1) procure for Client the right to continue using the Service, Software or Deliverable; (2) replace or modify the Service, Software, or Deliverable so that it becomes non-infringing; (3) terminate the applicable Addendum or SOW and refund all pre-paid fees covering future use of the Service, Software or Deliverable; or (4) defend the action on Client's behalf and pay any associated costs or damages.

10.3 The obligation to indemnify under this Section 10 is contingent upon: (i) the indemnified party's promptly notifying the indemnifying party in writing of any claim subject to such indemnity obligation; (ii) the indemnifying party's having sole control over the defense and settlement of the claim; (iii) the indemnified party's reasonably cooperating during defense and settlement efforts; (iv) the claim's not arising, in whole or in part, out of the action or inaction of the indemnified party; and (v) the indemnified party's not making any admission, concession, consent judgment, default judgment or settlement of the claim or any part thereof.

11. **Limitation of Liability and Disclaimer of Warranties and Certain Losses**.

11.1 Limitation of Liability. FIS'S TOTAL LIABILITY FOR A SERVICE IS LIMITED IN ALL CASES AND IN THE AGGREGATE TO THE AMOUNT OF FEES ACTUALLY PAID BY CLIENT FOR THE CORRESPONDING SERVICE DURING THE SIX (6) MONTHS PRECEDING THE DATE OF THE EVENT THAT IS THE BASIS FOR THE FIRST CLAIM. NOTWITHSTANDING THE FOREGOING, FIS SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, DELAY OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING BUT NOT LIMITED TO, DAMAGES FOR LOSS OF BUSINESS PROFITS OR REVENUE, BUSINESS INTERRUPTION, LOSS OF INFORMATION, OR OTHER PECUNIARY LOSS), EVEN IF FIS WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

11.2 Disclaimer of Liability for Certain Losses. Notwithstanding anything to the contrary contained in Section 11.1 above, under no circumstances shall FIS be liable for any losses, claims, demands, penalties, actions, causes of action, suits, obligations, liabilities, damages, delays, costs or expenses, including reasonable attorney's fees (collectively, "Losses") caused, directly or indirectly, in whole or in part, by: (i) Client; (ii) a third party, other than FIS's authorized agents; (iii) use of attachments, features, or devices not authorized by the Specifications; (iv) improper or inadequate conditions at a non-FIS site; (v) improper or incomplete installation not caused by FIS or its authorized agents; (vi) equipment changes, reconfigurations, upgrades or relocations performed by one other than FIS or its authorized agents; (vii) abuse, misuse, alteration or use that is inconsistent with the terms of the Agreement or Specifications; (viii) incorrect or incomplete Data supplied by Client or its agents; (ix) software, hardware or systems not supplied by FIS; (x) a Force Majeure Event; or (xi) a failure that is not directly attributable to FIS or under FIS's direct control. In the event of any error by FIS in processing any Data or preparing any report or file hereunder, FIS's sole obligation shall be to correct the error by reprocessing the affected Data or preparing and issuing a new file or report at no additional cost to Client; provided, however, FIS's obligation herein is contingent upon Client notifying FIS of the error within two (2) business days or two (2) processing cycles after Client receives the improperly processed Data, report or file.

11.3 Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THESE GENERAL TERMS OR AN ADDENDUM, FIS DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE SERVICES, THIRD PARTY SERVICES, SOFTWARE, DELIVERABLES, EQUIPMENT, AND MATERIALS PROVIDED UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE, OR ERROR FREE OPERATION (EVEN IF CREATED BY THE INTERNATIONAL SALE OF GOODS CONVENTION, AND WHETHER OR NOT FIS KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IN ADDITION, FIS DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN CLIENT WITH RESPECT TO THE SERVICES, THIRD PARTY SERVICES, SOFTWARE, DELIVERABLES, EQUIPMENT, AND MATERIALS PROVIDED UNDER THIS AGREEMENT.

12. **Audits**.

12.1 Upon at least five (5) business days prior written notice, FIS, its representatives and/or vendors may visit Client's facilities, during normal business hours, for the purpose of: (i) inspecting the location and use of Software, Deliverables and any third party software; and (ii) auditing, monitoring and ensuring compliance with the terms of the Agreement. In addition, each party shall have the right, upon reasonable prior written notice (and no more than once each year), to visit the other party's facilities during normal business hours for the purpose of determining the adequacy of procedures for complying with its obligations relating to Confidential Information under the Agreement.

12.2 Notice for any audit must specify the scope of the information sought and the purpose of the audit. All audits must be reasonable in scope and duration, and conducted at the expense of the auditing party. Client and its representatives may be required to sign FIS's nondisclosure and confidentiality agreement in advance of performing any audit. FIS shall have the right to receive and comment on any report prepared by or on behalf of Client prior to that report being published or disseminated, which publication or dissemination shall be done only pursuant to the confidentiality provisions of this Agreement.

12.3 In lieu of any audit relating to a Service, other than as provided in Section 12.1 above, FIS shall make available to Client upon request a certified copy of its most recent SAS-70, SSAE 16, AUP, Security, Disaster Recovery, PCI, GLBA, NACHA, PIN, TG3 or similar report regarding the Service. The provision of such report(s) shall satisfy all of FIS's audit obligations to Client with respect to the corresponding Service.

12.4 FIS shall permit governmental agencies that regulate Client in connection with a Service performed by FIS to examine FIS's books and records to the same extent as if that Service was being performed by Client on its own premises, subject to FIS's confidentiality and security policies and procedures. FIS as a Technology Service Provider is subject to review under Section 7(c) of the Bank Service Company Act, 12 U.S.C. 1876(c) by government agencies. If FIS fails to address and cure Matters Requiring Attention that are material to the Services performed under any Addendum to the satisfaction of the issuing government agency or if said government agency requires Client to change service providers due to FIS's fail to address or cure Matters Requiring Attention then Client may consider that failure a material breach under 16.1.

13. **Use of Names and Trademarks**. FIS may use Client's name and logo: (i) in a general listing of users of its products and services; and (ii) as reasonably necessary to perform any Services. Other than the foregoing: (a) neither party shall use the other party's logos, trademarks or stock exchange ticker symbol unless pre-approved in writing; and (b) the parties shall consult with each other in preparing any press release or other similar communication that mentions or implies a relationship between them.

14. **Relationship**. FIS is an independent contractor. Neither FIS nor any of its representatives are an employee, partner or joint venturer of Client. FIS has the sole obligation to supervise, manage and direct the performance of its obligations under the Agreement. FIS reserves the right to determine who will be assigned to perform its obligations, and to make replacements or reassignments as it deems appropriate. Each party shall be solely responsible for payment of compensation to its respective personnel, and assumes full responsibility for payment of all federal, state, local and foreign taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such personnel. Except as expressly stated in the Agreement, neither party shall be an agent of the other, nor have any authority to represent the other in any matter. To the extent that FIS engages a subcontractor, FIS shall remain solely responsible for the performance of the subcontracted work. Client shall have no recourse, and shall assert no claim, against any subcontractor of FIS.

15. **Insurance**. FIS shall maintain the following minimum insurance coverage and limits: (i) statutory workers' compensation in accordance with all Federal, state, and local requirements; (ii) employer's liability insurance with limits of coverage of $1,000,000 (a) per accident, bodily injury (including death) by accident, (b) per bodily injury (including death) by disease, and (c) per employee for bodily injury (including death) by disease as required by the state in which the Services are performed; (iii) commercial general liability with an aggregate of $2,000,000, and $1,000,000 per occurrence for bodily injury, property damage and personal injury; (iv) automobile liability insurance, including FIS-owned, leased, and non-owned vehicles with a single limit of $1,000,000; (v) property insurance, covering the hardware and other equipment used by FIS to provide the Services; (vi) professional and technology errors and omissions, including network security and privacy liability coverage, with limits of $5,000,000 per claim; (vii) umbrella (excess) liability insurance for the above-referenced commercial general liability and employer's liability coverage in the amount of $5,000,000 per occurrence; and (viii) crime insurance, with coverage extended to include property of Client in the care, custody, or control of FIS, or for which FIS is legally liable, with limits of $5,000,000 per claim.

16 **Term, Termination and Renewal**.

16.1 Right to Terminate. In addition to any other right which either party may have in law or equity either FIS or Client may elect to terminate this Agreement if: (a) the defaulting party fails to cure any default hereunder within ninety (90) days after receipt of written notice from the other party, specifying the nature and extent of any such default (except in default caused by nonpayment by Client, is not paid within forty five (45) days of the due date, Fidelity may, at its option, immediately suspend performance hereunder until payment is made, in addition to any other rights or remedies provided to Fidelity by this Agreement or applicable law, and except for defaults under this Section 16.1 (b), (c), (d) and (e) below for which no notice and cure period is provided); (b) the other party becomes insolvent, commits an act of bankruptcy, or makes a general assignment for the benefit of its creditors; (c) any proceeding is commenced by or against the other party under any bankruptcy or insolvency laws or relating to the relief of debtors; (d) an application is filed for the appointment of a receiver or conservator of the properties of the other party; or (e) any procedure is initiated for the voluntary dissolution, liquidation or suspension of the business of the other party.

16.2 Method of Termination. Exercise of the right to terminate under Section 16.1 must be accomplished by written notice to the defaulting party, specifying the basis for such termination, and fixing a date following the date of such notice for complete termination of Services hereunder (the "Termination Date"). If either party is terminating under clause (a) of Section 16.1 above in which the other party has failed to cure default, such written notice will allow ninety (90) days following date of such notice for complete termination of Services. If either party is terminating under clause (b), (c), (d), or (e) of Section 16.1 above, no notice of default and cure period is required and such written notice will allow thirty (30) days following the date of such notice

16.3 The failure of either party to exercise any right of termination hereunder shall not of the rights constitute a waiver of granted herein with respect to any subsequent default.

16.4 Extended Services. Any Services that are provided to Client after the expiration or termination of this Agreement, for which a written agreement has not been entered into by the parties, shall be provided on a month-to-month basis, and are subject to the terms and conditions of this Agreement, except that the fees for such Services shall be one hundred ten percent (110%) of FIS's then-current fees.

16.5 Termination. Client shall have the right to terminate this Agreement for convenience and without cause provided that Client is not in breach of any of its obligations, the parties are not in any dispute pursuant to Section 18.2 of this Agreement and so long as Client:

(i) Notifies FIS in writing of its intention to terminate the Agreement at least one hundred eighty (180) days ("Early Termination Notice") prior to the proposed early termination date ("Early Termination Date") pursuant to this Section 16.5; and

(ii) Pays to FIS, concurrently with such Early Termination Notice, a termination fee in an amount equal to the lesser of: a) fifty percent (50%) of the average monthly amount of fees paid by Client to FIS during the prior six (6) months (excluding pass through expenses such as postage), multiplied by the number of months between the Early Termination Date and the natural end of the Initial Term or any extension hereof , or b) $300,000 ("Early Termination Fee"). In the event of early termination by Client in accordance with this Section 16.5, Client shall pay to FIS reasonable deconversion costs.

16.6 Date Fees are Payable. All known fees outlined in Section 16 are due and payable sixty (60) days prior to termination of this Agreement. The described fees in Section 16 are exclusive of any fees associated with deconversion fees. Notwithstanding delivery of an Early Termination of an Early Termination Fee by Client, Client shall continue to make all payments due to this Agreement until the Early Termination Date.

16.7 Due to the likelihood of irreparable injury, each party shall be entitled to seek an injunction against the other for any breach of confidentiality, indemnification and intellectual property obligations.

17. **Export Restrictions and Unlawful Activity**.

17.1 FIS's Confidential Information is subject to export controls under applicable federal and state laws, rules and regulations. Accordingly, Client shall: (i) remain in compliance with all requirements associated with such laws; (ii) cooperate fully with any audit related to such laws; and (iii) not utilize FIS's Confidential Information in any country that is embargoed by the U.S. government. Client shall be solely responsible for the importation of FIS's Confidential Information, including obtaining any approval or permit necessary for importation or use.

17.2 Neither Client nor any of its directors, officers, agents, employees or other persons associated with or acting on its behalf: (i) have received or will receive any unlawful contribution, gift, entertainment or other payment from FIS; (ii) is a governmental entity; or (iii) is in violation of, or will violate any applicable anti-corruption or anti-bribery laws, rules or regulations. FIS shall have an irrevocable right to immediately terminate the Agreement or any other relationship with Client if this subsection is breached.

18. **Miscellaneous**.

18.1 Client shall not assign, subrogate or transfer any interest, obligation or right arising out of the Agreement without prior written consent from FIS, which shall not be unreasonably withheld. Any dissolution, consolidation, merger, transfer or reorganization of a majority of the assets or stock of Client shall constitute an attempted assignment and shall be void from its inception. Subject to the foregoing, the terms of the Agreement shall be binding upon and inure to the benefit of permitted successors and assigns.

18.2 The Agreement shall be governed by the laws of the state of Florida, without regard to internal principles relating to conflict of laws. Any dispute, difference, controversy or claim arising out of or relating to the Agreement shall be settled by binding arbitration before a single arbitrator in Jacksonville, Florida in accordance with the Commercial Arbitration Rules (including Procedures for Large, Complex Commercial Disputes) of the American Arbitration Association. Judgment on any resulting award may be entered into by any court having jurisdiction over the parties or their respective property. The arbitrator shall decide any issues submitted in accordance with the provisions and commercial purposes of the Agreement, and shall not have the power to award damages other than those described in the Agreement. The prevailing party in any dispute arising out of the Agreement shall be entitled to, and the arbitrator shall have jurisdiction to award, the recovery of reasonable attorneys' fees, costs and expenses.

18.3 All notices given in connection with the Agreement must be in writing and delivered via overnight delivery. Notices shall be delivered to the address set forth in the Agreement. Notices to FIS shall include a copy (which shall not constitute notice) to the General Counsel at the same address. Telephone communications between FIS and Client and/or Customers may be monitored or recorded without further notice in order to maintain service quality.

18.4 FIS shall not be liable for any loss, damage or failure due to causes beyond its control, including strikes, riots, earthquakes, epidemics, terrorist actions, wars, fires, floods, weather, power failure, telecommunications outage, acts of God or other failures, interruptions or errors not directly caused by FIS ("Force Majeure Event").

18.5 Each party represents and warrants that it has full legal power and authority to enter into and perform its obligations without any additional consent or approval.

18.6 The Agreement (including these General Terms, all Addenda, and the pricing attachments) together with any attachments thereto, constitute the entire agreement and understanding of the parties with respect to its subject matter. All prior agreements, understandings and representations regarding the same or similar services are superseded in their entirety. In the event of a conflict, ambiguity or contradiction in documents, the documents will take precedence over each other in accordance with the following ranking: (i) SOWs; (ii) exhibits and attachments; (iii) Addenda; (iv) Specifications; and (v) these General Terms. The Agreement may only be modified by a written document signed by both parties. The parties do not intend, nor shall there be, any third party beneficiary rights.

18.7 No waiver of any provisions of the Agreement and no consent to any default under the Agreement shall be effective unless in writing and signed by the party against whom such waiver or consent is claimed. No course of dealing or failure to strictly enforce any provision of the Agreement shall be construed as a waiver of such provision for any party's rights. Waiver by a party of any default by the other party shall not be deemed a waiver of any other default.

18.8 If any provision(s) of this Agreement, including any Addenda, attachments and exhibits hereto, is determined to be invalid, illegal, void, or unenforceable by reason of any law, rule or regulation, administrative order, judicial decision, or public policy, such provision(s) shall not affect any other provision of the Agreement, and the Agreement shall be interpreted and construed as if the invalid, illegal, void, or unenforceable provision had not been included to the extent necessary to bring the Agreement within the requirements of such law, rule or regulation, administrative order, judicial decision, or public policy. In addition, in such event, the parties agree to negotiate in good faith to modify the Agreement to carry out the parties' original intent as closely as possible and to the extent lawful. This Agreement shall not be construed more strongly against either party, regardless of who is more responsible for its preparation. The headings that appear in these General Terms are inserted for convenience only and do not limit or extend its scope.

18.9 Termination of the Agreement, an Addendum, a Service or Software shall not impact any right or obligation arising prior to termination, and in any event, Sections 9, 10, 11.1, 11.2, and 18.2 of these General Terms shall survive termination of the Agreement.

COMMERCIAL CAPTURE XPRESS SERVICES ADDENDUM

1. **Introduction**. **American River Bank** of Rancho Cordova, CA ("Client") engages FIS to provide its check deposit imaging service, indicated in the pricing attachment ("Service(s)") for remote deposits using its Commercial Capture Xpress System ("System") in accordance with this Commercial Capture Xpress Services Addendum ("Addendum"). The Service shall permit Client's Customers to capture images of paper checks, substitute checks and image replacement documents ("IRDs"), together with associated data, that evidence withdrawals from or drafts against depository accounts ("Accounts") at U.S. financial institutions (collectively, "Checks"). Once imaged using the Service, Checks will be deemed "Check Images." This Addendum is a part of the Information Technology Services Agreement described on the signature page to which this Addendum is attached ("Agreement"), and capitalized words not otherwise defined herein have the meaning set forth in the Agreement. The General Terms apply to the Services provided pursuant to this Addendum.

2. **Services**.

2.1 FIS shall perform the Services in accordance with the service level standards set forth on the attached Exhibit A. Client authorizes FIS to create, process and post entries on its behalf, including any adjustments or corrections necessary to timely process Data. FIS shall promptly report any adjustments or corrections that were made to Client. FIS may establish, modify or substitute equipment, processing priorities, programs or procedures as reasonably necessary to accommodate processing demand for the System.

2.2 The System will, as set forth in the Specifications: (i) capture images of Checks that meet the requirements of the *Check Clearing for the 21st Century Act* ("Check 21"); (ii) support FIS certified Check scanners connected via an internet connection; (iii) process captured Check Images and enable review, keying of magnetic ink character recognition ("MICR") and other data by Customers; (iv) convert Check Images to an X9.37-formatted file or approved ACH electronic format; (v) permit Customers to approve or reject Check Images presented for deposit; (vi) provide access to archived Check Images for twenty-four (24) months; and (vii) provide Customers with access to then-standard reports. FIS will provide FIS-certified scanners to Client at its then-current prices upon request. FIS will use commercially reasonable efforts to brand all Customer-facing elements of the System with Client's logo and colors, and Client grants FIS a non-exclusive, limited license to use its service marks and trademarks in that regard.

2.3 Client shall require each Customer to agree in writing that it: (i) will comply with Client's obligations under this Addendum; (ii) will comply with applicable Check 21 and ACH rules, as well as all other applicable laws, rules and regulations; (iii) acknowledges that use of the Service is dependent upon broadband Internet connectivity; (iv) will be solely responsible for resolving any internet connectivity issues; (v) will not use the System or the Service for any purpose other than the capture of Check Images and associated data; and (vi) will implement disaster recovery procedures that permit the deposit of Checks in the event of equipment, telecommunication, electrical, System or other outage. Client shall not make any commitment to Customer that exceeds or conflicts with the commitments made by FIS in this Addendum, or make any warranties or representations on FIS's behalf.

2.4 Client shall adhere to FIS recommendations regarding procedures, Check Image scanners, other hardware, software, minimum specifications, and telecommunications. Client shall be solely responsible for obtaining FIS-approved communications equipment or services necessary for Client's and Customers' use of the Service in accordance with the Specifications. Client's or Customers' failure to maintain the communications equipment or services may result in Service failures and/or additional fees. Client shall have sole responsibility for ensuring its Customers properly endorse, review and approve Check Images and other data and submit the Check Images to FIS by the deadline for processing on the same day. Client shall direct FIS to submit Check Images for collection using one of the FIS certified methods as specified in the pricing attachment.

2.5 The Service does not detect fraudulent Checks nor does FIS indemnify Client against any claims including those filed under Check 21 or ACH rules and regulations. Client acknowledges and agrees that use of the System will not eliminate the risk or exposure that is inherent in Client's check processing services. Client agrees to accept full responsibility for the payment of all Checks processed using the Service.

2.6 **FIS MAKES NO REPRESENTATIONS OR WARRANTIES WITH REGARD TO ANY HARDWARE OR COMPUTER SOFTWARE SUPPLIED BY A THIRD PARTY**.

3. **Timeframes and Hours of Operation**. FIS will provide Customers with access to the System, and telephone support to Client, between the hours of 8:00 a.m. through 10:00 p.m. ET, provided however, that FIS reserves the right to suspend availability of the Service for brief periods of time for purposes of maintenance. FIS will use reasonable efforts to notify Client in advance of any scheduled maintenance and will use reasonable efforts to (i) limit the number of hours of

scheduled maintenance each month and (ii) schedule maintenance during off-peak usage. Notwithstanding the foregoing, FIS is not responsible for the inability of Client or Customers to access the Service due to difficulties or problems beyond the reasonable control of FIS. FIS will provide telephone support to Customers for an additional fee as set forth in the pricing attachment.

4. **Training**. FIS shall provide two (2) business days of remote installation training to Client. Additional remote or on-site training will be provided at FIS's then current rates, if requested by Client. Training for Client's Customers is available at FIS's then current rates. Client shall be solely responsible for implementing, training and supporting Customers.

EXHIBIT A

1. **SERVICE LEVEL STANDARDS.** The service level standards ("Service Level Standards") contained herein describe the criteria for monitoring the performance and availability of FIS's Commercial Capture Xpress (CCX) system. For purposes of this Exhibit, all references to "Support Services" shall be deemed to be part of the Services referenced in this Exhibit. All references herein to CCX and its related software and hardware are collectively referred to as the "System". For purposes hereof, a failure to meet a Service Level Standard shall be deemed to be an "Occurrence". Measurement of Service Level Standards will begin on the first day of the calendar month immediately following the expiration of thirty (30) days after the date the System is first used by an End User of Client to deposit "live" checks. Client will report incidents of non-compliance to FIS and FIS will keep accurate records relating to such compliance. When reasonably possible, Client will report incidents suspected to be Occurrences to FIS within seventy-two (72) hours of the incident.

1.1 Overview of Incident Priorities. The severity of a System problem or outage shall be prioritized as follows:

Priority	Description/Category of Problem
1	A. A critical problem that adversely impacts the functionality of the System and inhibits productive use of the System by Client or by a majority of End Users of Client. This includes an outage of any CCX software module as each such module is considered a subset of the System. For example, if the Approval Module cannot be used by all or a majority of Client's End Users. B. System-wide outages due to FIS's server issues. C. System-wide connectivity issues within FIS's control. D. Inability of Client or a majority of End Users to do any of the following: a) create a batch; b) scan checks; or c) approve a batch. E. Systemic scanner issues (which impact most or all End Users' ability to scan and/or view images), excluding scanner hardware failures.
2	A. A significant problem that impacts the functionality of the System, but does not inhibit productive use of the System. B. Non-systemic scanner issues, excluding scanner hardware failures. C. End User-specific connectivity issues within FIS's control.
3	An inconvenient problem that does not impact the functionality or productive use of the System.

1.2 Response. FIS will respond and use commercially reasonable efforts to resolve problems in accordance with their priority as established above, pursuant to the target table set below:

Priority	**Correction Start Time within:**	**Correction Progress (Frequency of Status Reports)**	**Target Completion Time**
1	1 hour	Every 2 to 4 hours	8 hours
2	24 hours	Every 8 to 12 hours	3 business days
3	3 business days	Weekly	21 business days

1.2.1 "**Correction Start Time**" shall mean the time from initial contact to when a support or technical resource begins to investigate the incident or problem.

1.2.2 "**Correction Progress**" shall mean update or status reports provided to Client between 8 AM and 5 PM Central Time with the status of the problem and corrective action being undertaken. Correction Progress reports can be verbal or written, the timing of which will be based on the priority and frequency set forth above.

1.2.3 "**Target Completion Time**" shall mean the targeted time when System problems may be corrected by a permanent fix or a workaround. If a workaround, there may still be additional action steps to follow for a permanent fix. Correction completion time will be deemed to have occurred if a workaround has been provided by FIS, so long as FIS continues to work on a permanent fix.

1.2.4 **Complete Information and Misuse.** The above performance criteria, particularly those relating to Priority 1 problems, are subject to the complete and timely receipt of information from, and cooperation of Client, and/or its End User(s), as applicable, in resolving the problem. FIS shall not be held responsible for meeting the above criteria if a problem was directly caused by the error or misuse by Client or End Users of Client, or was later determined by the parties to be a problem caused by third party hardware or software outside the control of FIS.

2. **SYSTEM AVAILABILITY**

2.1 Overview of System Availability.

2.1.1 FIS shall maintain the System in a continual state of readiness, thereby providing Client and End Users access to, and use of, all System functionality twenty-four (24) hours daily, excluding holidays recognized by the Federal Reserve Bank and holidays published by Client ("Primary Hours of Operation"). FIS's performance with respect to the availability of the System ("System Availability") shall be monitored in accordance with the criteria below. For purposes of this Exhibit, particularly with regard to performance criteria, System Availability excludes Scheduled Maintenance or Uncontrolled Downtime, as each is defined below.

2.1.2 "Scheduled Maintenance" shall mean fixes, updates, upgrades, and other modifications to the CCX System to keep it operating in conformity with its specifications and documentation and to enhance its operation, as applicable. Scheduled maintenance shall not be performed during Primary Hours of Operation.

2.1.3 Client acknowledges that from time to time the System may be inaccessible or inoperable during the Primary Hours of Operation for the following reasons: (a) insufficient or inadequate bandwidth or insufficient hardware/software technology of Client due to the failure of Client to implement bandwidth or hardware/software recommendations by FIS in a timely manner; (b) problems with hardware/software of Client that is not under the use or control of FIS or its subcontractors; (c) insufficient or inadequate bandwidth or hardware/software of End Users; (d) general Internet brown-outs, black-outs and slowdowns; (e) any "hacking" or "denial or service" activity by a third party not due to negligence of FIS with regard to security; (f) any force majeure event; and/or (g) any problems due to a third party that is not under contract with FIS, or under FIS's direct or indirect control (individually or collectively, "Uncontrolled Downtime").

2.1.4 FIS retains the right to install patches on an "as-needed" basis with regard to emergencies and/or the shared components of the System's environment.

2.1.5 NOTWITHSTANDING THE FOREGOING, IF INSTALLATION OF PATCHES BY FIS, WHETHER FOR EMERGENCIES OR NOT, OTHER THAN DUE TO THE FAULT OF CLIENT OR FORCE MAJEURE EVENTS, RESULTS IN AN UNAVAILABILITY OF THE SYSTEM DURING PRIMARY HOURS OF OPERATION, THE MONTHLY SYSTEM AVAILABILITY MEASUREMENT WILL BE CORRESPONDINGLY REDUCED AND FIS WILL REMAIN LIABLE ONLY FOR PAYMENT OF THE CREDITS REFERENCED BELOW IN ACCORDANCE WITH THE APPLICABLE SYSTEM AVAILABILITY PERCENTAGE.

2.1.6 FIS shall give notice to Client prior to taking the demonstration/test system offline or otherwise making it temporarily unavailable.

2.2 System Availability Targets and Credits for Non-Performance.

2.2.1 Performance criteria are based upon availability of the System during Primary Hours of Operation. FIS agrees to meet the target rates and provide a credit for failure to meet applicable System Availability criteria as set forth below:

Target Rate
Monthly System Availability rate ≥ 98%: no credit.

Below Target Rate and Credits
Monthly System Availability rate ≥ 96% and < 98%: credit of 2% of that calendar month's CCX fees.

Monthly System Availability rate ≥ 94% and < 96%: credit of 5% of that calendar month's CCX fees.

Monthly System Availability rate ≥ 92% and < 94%: credit of 10% of that calendar month's CCX fees.

Monthly System Availability rate < 92%: credit of 15% of that calendar month's CCX fees.

2.2.2 All credits shall be calculated based on the recurring monthly CCX fees exclusive of hardware and any one-time fees. In the event that there are three (3) or more months during any rolling twelve (12) month period in which the monthly System Availability falls below ninety-four percent (94%), in addition to the aforesaid performance credit, as applicable, Client shall have the right to terminate the CCX Addendum.

2.3 System Availability Report. The System Availability Report will be used to determine if the System Availability Service Level Standard has been achieved. Upon Client's request, FIS agrees to deliver such report after critical incidents/outages or Occurrences no later than the twenty-fifth (25th) calendar day of each month for the prior month's activity.

2.4 Termination Rights and Credit Limitations. The termination rights and performance credits set forth in this Section 2 of this Exhibit shall be subject to the aggregate limitations set forth in Section 4 hereof.

3. FILE PROCESSING

3.1 Overview of File Processing. FIS agrees to meet the "File Processing Rate(s)" as specified below for making outgoing files available to Client. The File Processing Rate represents the percentage of files each calendar month that are made available for that evening's or, in the case of weekends or holidays, the next applicable core processing update or in accordance with any other deadlines to be mutually established by the parties during implementation. These rates will be measured for files processed during Primary Hours of Operation. FIS shall pay the corresponding credits below for its failure to meet such File Processing Rates.

3.2 File Processing Targets and Credits for Non-Performance.

3.2.1 Performance criteria are based upon file processing rate during Primary Hours of Operation. FIS agrees to meet the target rates and provide a credit for failure to meet such targets as set forth below:

Target Rate
Monthly File Processing Rate ≥ 98%: no credit.

Below Target Rate and Credits
Monthly File Processing Rate ≥ 96% and < 98%: credit of 2% of that calendar month's CCX fees.

Monthly File Processing Rate ≥ 94% and < 96%: credit of 5% of that calendar month's CCX fees.

Monthly File Processing Rate ≥ 92% and < 94%: credit of 10% of that calendar month's CCX fees.

Monthly File Processing Rate < 92%: credit of 15% of that calendar month's CCX fees.

3.2.2 In the event that there are three (3) or more months during any rolling twelve (12) month period in which the monthly File Processing Rate falls below ninety-four percent (94%), then in addition to the aforesaid performance credits, Client shall have the right to terminate the CCX Addendum upon written notice to FIS.

3.3 Termination Rights and Credit Limitations. All credits shall be calculated based on the recurring monthly CCX fees exclusive of hardware and any one-time fees. The termination rights and performance credits set forth in this Section 3 of this Exhibit shall be subject to the aggregate limitations set forth in Section 4 hereof.

4. LIMITATION ON TERMINATION RIGHTS AND PERFORMANCE CREDITS

4.1 The parties hereby acknowledge and agree that with respect to termination rights under this Exhibit that Client shall be obligated to give FIS written notice of termination no later than thirty (30) days after the occurrence of the event upon which such termination is based. Any credit provided to Client hereunder shall be Client's sole and exclusive remedy, except for Client's right to terminate as provided herein.

4.2 The parties hereby acknowledge and agree that with regard to credits as specified in this Exhibit, the total amount of penalties that may be assessed for each calendar month during the term of the Addendum shall not exceed the sum of five thousand dollars ($5,000.00). Furthermore, in the event that there is a default in one aspect of the Services that is subject to performance credits, and such default causes a default in another aspect of the Services that is also subject to performance credits, only the credits for one default may be assessed. Client shall be credited for the default that garners the greatest of amount of credit. In no event shall the limitations set forth in this Section 4 in any way restrict the right of Client to terminate based upon the terms and conditions set forth in this Exhibit, the Addendum, and the General Terms.

4.3 With regard to FIS's performance obligations, Client acknowledges and agrees that a force majeure event shall be deemed an exception for a performance default. FIS acknowledges that force majeure events shall not include acts or conditions caused by third parties under contract with FIS or acts or omissions by third parties under FIS's direct or

indirect control (as such acts or omissions shall be deemed to be under the control of FIS), unless such act or omission by the third party is caused by a force majeure event.

1. **Introduction**. **American River Bank** of Rancho Cordova, CA ("Client") engages FIS to provide its document ("Document") and/or check image ("Item") archive and electronic delivery service indicated in the pricing attachment ("Service(s)"), in accordance with this eDelivery Services Addendum ("Addendum"). This Addendum is a part of the Information Technology Services Agreement described on the signature page to which this Addendum is attached ("Agreement"), and capitalized words not otherwise defined herein have the meaning set forth in the Agreement. The General Terms apply to the Services provided pursuant to this Addendum.

2. **Services**.

2.1 The Service shall include the selected components identified in the pricing attachment to this Addendum.

2.2 FIS shall follow procedures and time schedules it deems appropriate to timely archive Client's Documents and/or Items and render them into electronic images. Item images will be in one of the following formats: GIF, JPEG, PNG, or Acrobat. Other Document images will be rendered as PDF or HTML format. A page shall consist of the Data or image resident on one side of the Document page.

2.3 Client shall have sole responsibility for verifying the accuracy, completeness, quality and authenticity of all Data and images submitted for archiving, and shall submit them in accordance with the Specifications. FIS shall not be responsible for poor quality images that it did not produce. FIS shall use reasonable efforts to notify Client of any defects of which it becomes aware prior to archiving. Images supplied by Client for archival must be within 200 dpi to allow for improved read rates on barcodes and when using OCR to convert raster to ASCII. Additional charges apply if grey-scale or color is required due to source document quality or Client preference.

2.4 Client shall maintain a copy of all Data submitted for archiving to FIS to permit reconstruction if ever required. Client assumes all risk and expense associated with Data reconstruction, except for those expenses incurred as a direct consequence of FIS's material breach of this Addendum. If reconstruction is ever required, the parties must mutually agree on a schedule for that reconstruction.

2.5 Documents will be stored on mirrored hard disks (RAID 5) (or other current technology) for the archive period set forth in the pricing attachment to this Addendum. Documents will not be "aged" off to optical or tape silos. However, tape (or other current technology) back-ups will be made and stored at FIS.

2.6 Data load events that occur over a public Internet connection utilizing a HTTPS or Secure FTP connection. Data retrieval events occur over a public Internet connection utilizing a HTTPS connection. FIS may establish, modify or substitute equipment, processing priorities, programs or procedures as reasonably necessary to accommodate processing demand.

2.7 Archived Documents will be available electronically to Client for the time period set forth in the Specifications.

2.8 Documents will be available electronically to Customers, provided Client has elected the Document eDelivery Service component. Item images will be available electronically to Customers receiving eDelivery Service if Client has entered into and maintains an agreement with FIS for Item imaging. Access to archived Items will be granted to Customers through a web interface. Client shall have sole responsibility for granting access to its Customers through the web interface, including establishing and maintaining personal identification numbers or other access information assigned to Customers. The most current version of Adobe Reader must be procured and maintained in order to view archived Documents and Items.

3. **Timeframes and Hours of Operation**. FIS shall provide Client with electronic access to Items twenty-four (24) hours per day, seven (7) days per week; provided, however, that FIS reserves the right to suspend availability of the Service for the purpose of maintenance or updating the system. FIS will attempt to provide Client with at least seventy-two hours (72) notice of FIS's maintenance on the system.

ITEM PROCESSING SERVICES ADDENDUM

1. **Introduction**. **American River Bank** of Rancho Cordova, CA ("Client") engages FIS to provide the components of item processing services indicated in the pricing attachment ("Service(s)") for check and other payment items delivered to FIS (each an "Item") in accordance with this Item Processing Services Addendum ("Addendum"). This Addendum is a part of the Information Technology Services Agreement described on the signature page to which this Addendum is attached ("Agreement"), and capitalized words not otherwise defined herein have the meaning set forth in the Agreement. The General Terms apply to the Services provided pursuant to this Addendum.

2. **Services**.

2.1 Client shall: (i) cooperate with FIS in its performance of the Service, and provide FIS with information, management decisions, regulatory interpretations and policy guidelines as reasonably required; (ii) transport all Items, records, and other Data between Client offices and the service center and pay any related costs; (iii) appoint FIS as its agent for purposes of receiving Items from and returning Items to clearing organizations; (iv) notify all appropriate third parties of such appointment and pay or reimburse FIS for any charges payable to such clearing organizations for, or required as a condition to, receiving or returning Items; and (v) provide FIS with a current contact list and escalation procedures to ensure that production problems and other issues requiring Client attention are addressed on a timely basis by the appropriate individual(s).

2.2 Client shall be solely responsible for: (i) verifying dates, signatures, amounts, authorizations, endorsements, payment notices, collection times, fees and charges imposed by Client on its Customers and other similar matters on all Items delivered to FIS; (ii) placing stop payments and holds on depository accounts maintained by Customers ("Accounts"); and (iii) determining the correctness of all magnetic ink inscribed or appearing on Items, regardless of by whom or when inscribed. Client shall provide all information reasonably required by FIS concerning accounts offered by Client to its Customers and internal Client general ledger accounts. Client will forward any "on-us" or imaged Items that are posted by or on behalf of Client directly to FIS without entering them into the clearing process.

2.3 If Client purchases the "Branch Capture Xpress" Service, the following subsections apply:

2.3.1. FIS shall follow such procedures and time schedules it deems appropriate to timely transmit checks imaged by Client ("Item Images") at designated Client locations ("Client Locations") in accordance with the Specifications.

2.3.2 Client shall be responsible for retransmitting or recapturing and retransmitting Item Images not received by FIS or received in a form and format not approved by FIS. Client shall utilize internal documents that will result in the system recognition read rates being in excess of seventy percent (70%). Client shall assist FIS in researching out-of-balance Items at each Client Location.

2.3.3 Client shall be solely responsible for providing capable technical resources to assist FIS with the installation of FIS-supplied hardware at each Client Location, providing a qualified individual for tier-one problem support for all Client Locations, and to work with the FIS support team to resolve issues as they arise. Client shall be solely responsible for maintaining its equipment.

2.3.4 FIS shall: (i) when contracted, acquire and install hardware and software at Client's location(s); (ii) provide conversion services required to implement a mutually agreed upon number of Client branch locations for the fee set forth in the pricing attachment; (iii) process Client's data and report processing results; (iv) receive Item Images from Client's locations by the timeframe set forth in Exhibit A; (v) provide training; (vi) provide one (1) copy of user documentation; and (vii) provide support via telephone during FIS business hours. Charges for such services will be due and payable in accordance with the General Terms. Client and FIS will mutually agree upon a business design and implementation plan detailing responsibilities, accountabilities, tasks and timelines. If FIS is requested to perform maintenance or support at Client's location, FIS will provide these services at its then-current programming hourly rate plus materials and any travel related expenses.

2.4 If Client purchases the "Image Interface Access" Service, the following subsections apply:

2.4.1 FIS shall follow such procedures and time schedules it deems appropriate to timely provide Client with access to the FIS image interface access system. This Service is designed to enable the access, retrieval, and transfer of a single Item Image from the FIS image archive to the Client's internet banking application for presentation of a single Item Image per request.

2.4.2 Client shall have sole responsibility for user authentications, data encryption, firewall protection, and security management related to connecting and using the system and accessing the FIS image archive with network connectivity in accordance with the Specifications.

2.4.3 Client shall provide FIS the information necessary for the implementation and testing of the system, and shall grant FIS access to the data generated by the system for support purposes.

2.4.4 This Service will be available twenty-four (24) hours per day, seven (7) days per week; provided, however, that FIS reserves the right to suspend availability of this Service for the purpose of maintenance or updating the system. FIS will attempt to provide Client with at least seventy two (72) hours prior notice of FIS's maintenance on the system.

2.5 If Client purchases the "Forensic Signature Verification" Service, the following subsections apply:

2.5.1 FIS shall follow such procedures and time schedules it deems appropriate to timely provide Client access to and use of this Service.

2.5.2 Client shall provide the resources and specifications necessary to install, implement and test this Service, and install all FIS-provided enhancements and corrections in the manner instructed by FIS. Client shall also provide adequate resources to maintain the integrity of the database information. Client grants FIS access to data generated by this Service for support purposes. Client shall make its "pay-no-pay" Pay Decision by a mutually agreed upon time and shall restrict usage of this Service to its stated purpose. Client shall have sole responsibility for the update of Customers' Accounts for any Items returned.

2.5.3 FIS shall: (i) provide Client with access to and use of this Service to assist Client in making Pay Decisions; (ii) process Client's data utilizing this Service and report processing results to Client; (iii) provide training; (iv) provide one (1) copy of user documentation; and (v) provide support during FIS business hours.

2.6 If Client purchases the "Transaction Account Protection" Service, the following subsections apply:

2.6.1 FIS shall follow such procedures and time schedules it deems appropriate to timely provide this Service.

2.6.2 Client shall have sole responsibility for submitting an implementation and testing plan of the transaction account protection services. Client shall have sole responsibility for making timely return Item decisions as set forth in the Specifications ("Pay Decisions"). Client shall authorize FIS to return and qualify no-pay check Items in accordance with the Pay Decisions. Client shall have sole responsibility for returning any other electronic Items that are marked as "no-pay" and for the update of Customers' Accounts for any Items returned whether checks or electronic transactions.

2.6.3 Client shall have sole responsibility and liability for payment of all Items, whether or not the Item passed the scrutiny of the system, and hold harmless FIS from any related claims and if applicable, be responsible for all liabilities associated with printing of substitute check Items associated with IRD Print.

2.6.4 FIS shall: (i) provide Client access to and the use of the Service to assist Client in making Pay Decisions; (ii) process Client's Data utilizing the Service and report processing results to Client; (iii) provide training; (iv) provide one (1) copy of user documentation; and (v) provide support during FIS business hours.

2.7 If Client purchases the "Positive Pay" Service, the following subsections apply:

2.7.1 FIS shall follow such procedures and time schedules it deems appropriate to timely provide Client's Customers with access to and use of this Service via the Internet.

2.7.2 Client shall grant FIS access to Data generated by this Service for support purposes and provide account information and other data required to activate this Service. Client shall provide the first line of support.

2.7.3 Client shall ensure that Customers transmit an issue file in the proper format and make Pay Decisions by a mutually agreed upon time. Client authorizes FIS to return and qualify no-pay Items contained in the "pay-no-pay" Pay Decision process, and agrees that if no "pay-no-pay" Pay Decisions are transmitted, FIS will use "pay-all" or "pay-none" as default settings.

2.7.4 FIS shall: (i) provide Client's Customers with access to and use of this Service via the Internet; (ii) process Client's Customers' Data utilizing this Service and report processing results to Client and Customer; (iii) provide training; (iv) provide one (1) copy of user documentation; and (v) provide support during FIS business hours.

2.7.5 Client shall be responsible for updating account information on core processor for any Items marked "Return" by Client's Customers.

2.8 If Client purchases the "Issueless Positive Pay" Service, then in addition to the terms in Section 2.7, the following subsections apply:

2.8.1 FIS shall: (i) process Customers' data utilizing the MICR, payee, and ACH validation, account reconciliation, and/or remote check printing services as indicated in the pricing attachment and report the results to Client and applicable Customers; (ii) provide Client with a mechanism to print encrypted bar code on issued checks in lieu of or in addition to transmitting an issue file; (iii) process Customers' data against ACH files provided by Client's ACH provider and generate exceptions based on the parameters set by Client and/or Customers; and (iv) provide an ACH formatted file of ACH returns which Client may submit to its ACH provider.

2.8.2 Client shall: (i) provide Customers with a mechanism to print encrypted bar code in lieu of transmitting an issue file; (ii) require its ACH provider to send ACH files to FIS no later than 12:00 p.m. ET on the current business day and to accept ACH formatted return files from FIS after Customers complete decisioning of exception Items; and (iii) update Customer accounts with any ACH or check returned Items.

2.8.3 FIS shall not be liable for returning ACH Items sent to Client's ACH provider.

2.9 If Client purchases the "TRIPS Automated Returns" Service, the following subsections apply:

2.9.1 FIS shall follow such procedures and time schedules it deems appropriate to timely provide Client with access to and use of this Service which is designed to provide efficiencies in back office exceptions and return processing, and includes the features described in this Subsection.

2.9.2 Client will be able to make chargeback or redeposit decisions on incoming return Items and incoming return image exchange Items. Special instructions defined by Client are stored and applied to exception Items.

2.9.3 Client may use this Service to: (i) generate advices that can be posted directly to Client's core processing system via an interface; (ii) present a Return Item using RCK; (iii) view, report on and make chargeback or redeposit decisions on return Items, return image Items, and RCK Items; (iv) make decisions on exception Items, create and post G/L settlement entries, make *Bank-of-First-Deposit* determinations, create an electronic outgoing return cash letter, and create and post G/L settlement entries; (v) track and process "on-us" Items and foreign Items for collection; and (vi) enter, assign, and track research and adjustment requests initiated by Customers.

2.10 If Client purchases the "Image Incoming Returns" Service, the following subsections apply:

2.10.1 FIS shall follow such procedures and time schedules it deems appropriate to timely provide Client with access to and use of this Service which is designed to provide efficiencies in back office incoming returns processing, and includes the features described in this Subsection.

2.10.2 Client will be able to make chargeback or redeposit decisions on incoming return Items and incoming return image exchange Items. Client is responsible for making chargeback and redeposit decisions daily in order to post Client account information and redeposit decisioned transactions. Special instructions defined by Client are stored and applied to incoming return Items. Client is responsible for setting up special instructions so incoming items can be pre-decisioned according to Client's requirements.

2.10.3 Client may use this Service to: (i) generate transactions that can be posted directly to Client's core processing system via an interface; (ii) generate transactions to attempt to reclear an Item; (iii) generate chargeback notices; and (iv) generate service fees to be posted to Customer accounts.

2.11 If Client purchases the "Print and Render" Service, the following subsections apply:

2.11.1 Client shall communicate any changes or modifications to the statement cycle, permanent or temporary, to FIS at least five (5) Business Days in advance of the Statement Cycle date. "Business Days" exclude weekends and any holiday recognized by the U.S. Federal Reserve Bank.

2.11.2 Client shall transmit the monthly statement print files to FIS in a form and format and via networking and communication devices in accordance with the Specifications and if applicable, be responsible for all liabilities associated with printing of substitute check Items associated with IRD Print.

2.11.3 FIS shall: (i) process Client's statements on a periodic basis upon receipt of Data that is delivered via input media and in data formats that meet FIS's specifications and are in good condition; (ii) notify Client of any defective input media or data formats of which it is aware prior to processing by FIS; and (iii) supply statement paper and envelopes required for printing and mailing, as necessary.

2.11.4 Client shall: (i) ensure all input media and data formats meet FIS specifications and are in good condition; (ii) when applicable, pre-pay postage to FIS; (iii) pay for any special shipping, handling or mailing at FIS's then current rate(s); (iv) notwithstanding the Service rendered pursuant to this Addendum, continue to satisfy any obligation to maintain records and/or duplicate copies of input data to mitigate against the possible loss of or damage to input data resulting from any cause; (v) have sole responsibility for all source information it provides to FIS and shall indemnify and hold harmless FIS against any and all liability, loss, damages, costs and expenses that FIS may incur, suffer or be required to pay by reason of the content or format of Client's source information or because of any error or omissions in such source information; (vi) upon termination by Client for any reason, pay FIS for all forms and envelopes in inventory purchased on behalf of Client (which forms and envelopes shall thereafter be delivered to Client); and (vii) comply with FIS's reasonable instructions.

2.12 If Client purchases the "Endpoint Exchange Check Image Clearing Services" Service ("EEX Services"), the following subsections shall apply:

2.12.1 FIS may send and receive electronic images of Items through the EEX Services for Client to and from other financial institutions that participate in the EEX Services ("Participants"). When FIS sends Items for Client, Client is the "Sending Bank" and the Participant to which the Item is sent is the "Receiving Bank." When FIS receives Items for Client, the Participant that sent the Item is the "Sending Bank" and Client is the "Receiving Bank."

2.12.2 Client warrants that it is and shall, for the entire Term of this Agreement, be a member of the Electronic Check Clearing House Organization ("ECCHO"), and shall comply with and be bound by all rules and regulations of ECCHO, as supplemented by this Agreement and/or the EEX Rules, as applicable, with respect to all Items received by it from another member of ECCHO through the EEX Services or sent by it to other members of ECCHO through the EEX Services. FIS may terminate the EEX Services immediately if Client breaches this warranty.

2.12.3 Client warrants that it is and, for the entire Term of the Agreement, shall be a member of a clearing house (the "Settlement Clearing House") designated and approved by FIS for purposes of paying and receiving funds in settlement of Items sent or received via the EEX Services and shall comply with all rules of such Settlement Clearing House. As of the Effective Date of this Agreement, the Settlement Clearing House is operated by Viewpointe Clearing, Settlement, & Association Services, L.L.C, FIS may change the designated Settlement Clearing House upon sixty (60) days advance written notice to Participant. FIS may terminate the EEX Services immediately if Client breaches this warranty.

2.12.4 Client's use of the EEX Services shall be subject to the rules published by Endpoint Exchange, LLC (the "EEX Rules"). The current EEX Rules are posted as Appendix U to the Viewpointe Settlement Clearing House Operating Rules. The EEX Rules may be amended by FIS by providing Client with sixty (60) days advance written notice.

2.12.5 Client must designate an individual to be its primary contact for the EEX Services.

2.12.6 All settlement for Items sent or received by FIS for Client to or from other Participants using the EEX Services will be done by the settlement agent for the Settlement Clearing House (the "Settlement Agent"). FIS shall have no responsibility or liability to Client for the face amount of any Item sent or received by Client via the EEX Services. FIS sole responsibility with respect to settlement shall be to:

(a) daily prepare settlement files reflecting amounts payable to and from Client that day and shall transmit the files to the Settlement Agent in accordance with the EEX Rules;

(b) daily prepare reports reflecting Client activity for that day and make such reports available to Client.

Client agrees that its sole remedies and recourse with respect to the face amount any Items transmitted or received via the EEX Services shall be as set forth in the rules and regulations of ECCHO and/or the rules and regulations of the Settlement Clearing House. Client specifically acknowledges and agrees that FIS has no liability or obligation for settlement of any Items exchanged via the EEX Services and that Client shall rely on the Settlement Agent for settlement for any such amounts. In the event that FIS shall transmit erroneous settlement information to the Settlement Agent, FIS's sole obligation, and Client's sole remedy, shall be to prepare an accurate and corrected settlement file at no additional charge to Client.

2.12.7 FIS, on behalf of Client, may pass Items that are not drawn on a Participant to a Receiving Bank that has agreed to collect such Items and continue the forward collection process. Such Receiving Bank may, at its discretion: a) pass such Items to the designated paying bank or to another intermediate collecting financial institution, or b) create an Substitute Check from the Item and pass said Substitute Check to the designated paying bank or to another intermediate collecting financial institution. If the Receiving Bank creates a Substitute Check of the Item, it does so on behalf of Client and Client shall be the Reconverting Bank of the Substitute Check, and makes all warranties of the Reconverting Bank under the Check Clearing for the 21st Century Act. Unless another financial institution is identified as the Truncating Bank for the Item in information provided to FIS by Client relating to the Item, Client shall be identified as the Truncating Bank for the Item. In this Section 2.12.7, "Substitute Check", "Reconverting Bank", and "Truncating Bank" had the meanings defined for such terms under the Check Clearing in the 21st Century Act.

2.12.8 In the event that Client is a "Consolidator" or "Correspondent Receiver," additional terms and conditions are set forth in the pricing attachment. "Consolidator" means a Participant that provides check item processing services to at least fifteen (15) financial institutions. "Correspondent Receiver" means a Participant that has designated itself to FIS as able to receive Items for and on behalf of other paying banks who are not Participants.

2.12.9 In the event that this Agreement or the EEX Services is terminated prior to expiration of the Term other than for FIS's material breach and failure to cure within the prescribed cure period, Client shall pay to FIS, as liquidated damages and not as a penalty, an amount equal to one cent ($0.01) multiplied by Client's Average Monthly Volume, multiplied by the number of full or partial months remaining between the date of termination and the last scheduled day of the Term. "Average Monthly Volume" means the average monthly number of Items sent and received by Client via the EEX Services during the preceding twelve (12) months, or the number of months since the first Item was sent or received for Client through the EEX Services, if less than twelve (12).

2.12.10 FIS has no responsibility for images or image files that are lost, destroyed or damaged during transmission through the EEX Services.

2.12.11 Data Use.

a. Client authorizes FIS's affiliate, Endpoint Exchange, LLC ("EEX"), to obtain information from its affiliates regarding accounts on which Items are drawn, and to use this information, if any, and information about Client's returned Items and other negative file information for the sole purpose of creating a collectability score for an Item sent by Client through the EEX Services. The score will be intended to indicate the collectability of a particular Item. A Sending Bank will be permitted to use the score only for purposes of evaluating the collectability of that particular Item and for no other purpose, and will not be permitted to save the score or reuse it for other purposes. EEX may provide this score only to Sending Banks and only for the purpose of evaluating the collectability of an Item.

b. Client authorizes EEX to provide information about Client's returned Items to affiliates of EEX for purposes of creating the "collectability score" and for no other purpose.

3. **Timeframes and Hours of Operation**. Client shall timely provide inclearing, unencoded and pre-encoded Items to FIS each Business Day in accordance with the Specifications. FIS shall provide Client with the Service in accordance with the processing schedule and service levels set forth in Exhibits A and B, respectively.

EXHIBIT A
Processing Times

Requirement	*Item*	*Time*
Client Delivery	Over-the-Counter Items (Physical)	Monday through Friday 50% by 1600 (3 hrs prior to final deadline if adjusted) 100% by 1800
	Inclearing Items (Physical)	Monday through Friday RCPC Items by 0930 City Items by 1330
	Over-the-Counter Items (Images)	Monday through Friday 50% by 1800 (2 hrs prior to final deadline if adjusted) 100% by 2000
	Inclearing Items (Images)	Monday through Friday by 1330
File Transmission	Over-the-Counter Transmission by FIS	Tuesday through Thursday 2400 Monday (or day following holiday) 0100 Friday 0200
	Inclearing Transmission by FIS	Monday through Friday 2200
	Memo Posted Item File by FIS	Monday through Friday 1400
	Statement Print Text File Transmission(s) Completed by Client	First Business Day following Statement Cycle Date 0400
	Statement Reconciliation File Transmission(s) Completed by Client – Image Statement Only	First Business Day following Statement Cycle Date 0400
	Exception Item File Transmission Completed by Client	Next Calendar Day 0230
	Return Item File Transmission by Client	Monday through Friday 1300
	Miscellaneous Print File Transmission(s) Completed by Client	Ten (10) Business Days before a Statement Cycle Date 0400
	Image Item Export Transmission by FIS	Monday through Friday 0600
	Image Cash Letter Transmission by FIS	Monday through Friday 2200
Same Day Settlement	Same Day Settlement Adjustments	Business Day of Presentment – Monday through Friday 1430
	Same Day Settlement Adjustments Documentation Available for Pick-Up by Client	Business Day of Presentment – Monday through Friday 1800
	Image Archive Available	Next Calendar Day 0730
Return Items	Return Item Cash Letter Available for Pick-Up	Monday through Friday 2359
	Large Item Return Notifications	Monday through Friday 2359
	Large Item Return Notification Report Available for Pick-Up by Client	Next Business Day – Monday through Friday by 0730
Exception Items	Exception Items Available for Pickup by Client	Next Business Day Monday through Friday by 0730
Print	Print Available for Pickup by Client	Next Business Day – Monday through Friday by 0730
Outgoing Cash Letter Availability	Physical Outgoing Cash Letters Available for pickup by Client	Monday through Thursday 2000 Friday 2130

Processing Times may be adjusted upon mutual agreement. The times shown are: (1) are displayed in military time; (2) based on a Business Day unless otherwise noted; and (3) stated in the local time of the applicable FIS processing center.

EXHIBIT B
Service Levels

Item	Prerequisites	Service Level	Measurement
Inclearing Image Capture and Inclearing Image Correction and Balancing	Inclearing Items are presented in the industry standard format of: - not greater than 250-300 Items per batch and - listing for each bundle and - Item order matching listing and - one (1) cash letter summary listing per sending endpoint. Inclearing Items are delivered to FIS in accordance with Exhibit A Processing Times.	FIS will initiate the transmission of the Inclearing Item Posting File to Client's Data Processing Services Provider or FIS's core system, as appropriate, in accordance with the Exhibit A, Processing Times, not missing the deadline more than twice in each month. Failure to initiate the Inclearings Item Posting File transmission by the applicable deadline is not considered a violation of the service level unless Client's Data Processing Services Provider or FIS's core system is unable to post the Inclearing Item Posting File in a timely manner.	FIS daily transmission report. Late transmissions reported for review, validation and tracking.
Over the Counter Image Capture and Over the Counter Correction and Balancing (*Shall also apply to Branch Capture Xpress Services*)	Over-the-Counter Items are presented in a clean and orderly fashion. Pre-encoded Items are presented in the industry standard format of: - not greater than 250-300 Items per batch and - listing for each bundle and - Item order matching listing All items oriented in the same direction Single in separate bundles, if FIS is providing Proof Encoding services to Client. Over-the-Counter Items are delivered to FIS in accordance with Exhibit A Processing Times. The MICR reject rate for pre-encoded Items will not exceed one and one half percent (1.5%) of the total pre-encoded Item volume.	FIS will initiate the transmission of the Over-the-Counter Item Posting File to Client's Data Processing Services Provider or FIS's core system, as appropriate, according to Exhibit A, Processing Times, not missing the deadline more than twice in each month's Business Day's processing. Failure to initiate the Over-the-Counter Item Posting File transmission by the applicable deadline is not considered to be a performance standard Occurrence unless Client's Data Processing Services Provider or FIS's core system, as appropriate, is unable to post the Over-the-Counter Item Posting File in a timely manner. Availability of outgoing cash letter Items each Business Day in accordance with the Agreed Processing Times, not missing the deadline more than twice each month.	FIS daily transmission report. Late transmissions reported for review, validation and tracking.
Image/Truncated Render	Delivery of printed statements, image match file and statement fine sort file in accordance with Exhibit A Processing	Ninety-five percent (95%) of non-Crippled DDA Statements that can be machine-rendered will be rendered and bear a postmark date not exceeding three (3)	Monthly statement volume. Monthly report of statement activity maintained by FIS.

	Times. Inserts are available ten (10) Business Days prior to insertion; must be of a size, format and quality acceptable to FIS.	Business Days after the Business Day upon which FIS receives the statement file for non-month-end statements and four (4) Business Days for month-end statements, not missing the deadline more than twice each month.	
Outgoing Returns Qualified (paper or electronic)	Complete Return Item data file transmission from Client's Data Processing Services Provider or FIS's core system, as appropriate, has been received by FIS by Exhibit A Processing Times.	On-time release of Return Item cash letter within time frames required by applicable law, not missing the deadline more than once each month.	FIS daily transmission log. Monthly Return Item volume. Client maintained log of late Return Items volume. Late Return Items reported for review, validation and tracking.
Large Items Returns and Notification	Complete Return Item data file transmission from Client's Data Processing Services Provider or FIS's core system, as appropriate, has been received by Exhibit A Processing Times.	On-time electronic notification of dishonored Items of two thousand five hundred dollars ($2,500.00) or more within time frames required by law, not missing the deadline more than once each month.	FIS daily transmission log. Monthly large Items notification volume. Client maintained log of late large Item notifications volume. Late large Item notifications reported for review, validation and tracking.
On-line Image Archive	Meeting Inclearing Image Capture prerequisites. Meeting Over-the-Counter Image Capture prerequisites.	Available each Business Day by Exhibit A Processing Times, for archived image Items, not missing the deadline more than twice each month.	FIS daily on-line reports. Client reported instances for which archived image Item access was late.
Fraud Prevention		FIS will run update cycle each Business Day Updated files will be ready for Client's review by 8 a.m. local time each Business Day	
Signature Verification		FIS will run update cycle each Business Day Updated files will be ready for Client's review by 8 a.m. local time each Business Day	
Positive Pay	Client's Customers must complete the Pay-no-Pay Item Decision Process by Noon local time each Business Day Files will be electronically distributed to Client's Customers by 1700 local	FIS will utilize each Customer issue file during the prime pass capture process and then transmit the result to Positive Pay for Client's Customer review and processing by 8 a.m. local time each Business Day	

	time each Business Day		

Item Images will remain on the local system until Client removes them. The length of time will depend upon the volume of Items and the storage capacity of the system.

PRINT, MAIL AND MESSAGING SERVICES ADDENDUM

1. Introduction. **American River Bank** of Rancho Cordova, CA ("Client") engages FIS to provide its print and mail services indicated in the pricing attachment ("Service(s)") in accordance with this Print, Mail and Messaging Services Addendum ("Addendum"). This Addendum is a part of the Information Technology Services Agreement described on the signature page to which this Addendum is attached ("Agreement"), and capitalized words not otherwise defined herein have the meaning set forth in the Agreement. The General Terms apply to the Services provided pursuant to this Addendum.

2. Data.

2.1 FIS shall store Item Data on electronic media for a period of no more than ninety (90) days following processing. Client shall maintain a copy of all Data submitted to FIS (whether directly or through a third party) to permit reconstruction if ever required. Client assumes all risk and expense associated with Data reconstruction, except for those expenses incurred as a direct consequence of FIS's material breach of this Addendum. If Data reconstruction is ever required, the parties must mutually agree on a schedule for that reconstruction.

2.2 Client will ensure all Items and other documents or media which FIS may be required to process under this Addendum are in a format acceptable to FIS and contain, in machine readable form, the Data and information required by FIS, and validate that appropriate personnel of Client are properly trained to utilize these Services.

3. Services.

3.1 FIS shall follow procedures and time schedules it deems appropriate to timely print and mail Client's documents on a periodic basis in accordance with the Specifications. FIS shall print and mail documents pursuant to the frequency schedule agreed by the parties, but in no event later than one (1) day after the date agreed to by the parties. FIS shall be responsible for supplying all materials for printing and mailing, except that Client shall be responsible for reimbursing FIS for all Client printing and mailing materials remaining in inventory upon termination of this Addendum.

3.2 If Client purchases the "Premium Messaging with Web-based Message Management" Service, the following subsections apply:

3.2.1 FIS shall provide Client with premium messaging services with message management access via URL ("Premium Messaging with Web-Based Message Management") for certain document types which are printed and mailed by FIS. Message content must be entered into web-based messaging application and received by FIS at least five (5) business days before the document cycle date in which the content will be used. FIS will test the content and notify Client via email within two (2) business days of Client's submission with its test results. In order for message content to be included in a document cycle, it must be in final form two (2) business days before the document cycle date in which the content will be used.

3.2.2 Client is solely responsible for the message content, including, without limitation; (i) the accuracy, completeness, compliance, and layout of any content provided; (ii) Client's rights to use such content. Client will not provide any content which (a) is obscene, threatening, malicious, libelous, or otherwise objectionable in any manner, (b) violates applicable Laws or any international law or regulation, (c) infringes upon the proprietary rights of any third party, or (d) otherwise exposes FIS to civil or criminal liability.

3.3 If Client purchases the "Message Programming Services" Service, the following subsections apply:

3.3.1 Premium Messaging is required in order for Client to receive Message Programming Services.

3.3.2 FIS shall provide Client with message programming services ("Message Programming Services") for certain document types which are printed and mailed by FIS. In lieu of the deadlines set forth in subsection 5.1.1 above, message content must be received by FIS at least ten (10) business days before the document cycle date in which the content will be used. FIS will program and test the content and notify Client via email within five (5) business days of Client's submission with its test results. In order for message content to be included in a document cycle, it must be in final form two (2) business days before the document cycle date in which the content will be used.

3.3.3 The provisions of subsection 3.2.2 also apply to Message Programming Services.

3.4 If Client purchases the "Document Campaign Management" Service, the following subsections apply:

FIS

3.4.1 Premium Messaging is required in order for Client to receive Document Campaign Management.

3.4.2 The provisions of subsection 3.2.2 also apply to Document Campaign Management.

3.5 If Client purchases the "Tax Statement Processing Services" Service, the following subsections apply:

3.5.1 FIS shall follow procedures and time schedules it deems appropriate to timely process Client's tax statements in accordance with the Specifications. FIS shall print and mail documents pursuant to the frequency schedule agreed by the parties. FIS shall be responsible for supplying all materials for printing and mailing.

3.5.2 If FIS provides core processing services to Client, the IRS statement print files will be transmitted via secure Internet FTP or secure FIS communications network from FIS's core system to its data center for printing; otherwise, Client shall transmit the IRS statement files to FIS by the date that is mutually agreed to by both parties hereto.

3.5.3 FIS will: (i) separate "no print" and "no mail" exception tax statements; (ii) create a billing summary report; (iii) create sequence/tracking numbers and add them to the address block for quality control and audit purposes; (iv) balance the number of (a) records received in the file, (b) laser printed statements, and (c) page-counts; and (v) fold, insert and meter the tax statements.

3.5.4 Postage fees are in addition to the fees set forth in the pricing attachment and will be charged at the lowest United States Postal Service automation rates available and applicable. All mail pieces that do not have a standardized address will be charged at the standard full postage rate and not at the applicable automation rate. Rejects resulting from incorrect addresses may be mailed at higher non-automation postage rates.

3.6 If Client purchases the "BSC Rendering and Mail Services" Service, the following subsections apply:

3.6.1 Client shall communicate any changes or modifications to the statement cycle, permanent or temporary, to FIS at least five (5) Business Days in advance of the Statement Cycle date. "Business Days" exclude weekends and any holiday recognized by the U.S. Federal Reserve Bank.

3.6.2 Client shall transmit the monthly statement/document files to FIS in a form and format and via networking and communication devices in accordance with the Specifications and if applicable, be responsible for all liabilities associated with printing of substitute check Items associated with IRD Print, as mutually agreed by both parties.

3.6.3 FIS shall: (i) process Client's statements on a periodic basis upon receipt of Data that is delivered via input media and in data formats that meet FIS's specifications and are in good condition; (ii) notify Client of any defective input media or data formats of which it is aware prior to processing by FIS; and (iii) supply statement paper and envelopes required for printing and mailing, as necessary.

3.6.4 Client shall as mutually agreed: (i) ensure all input media and data formats meet FIS specifications and are in good condition; (ii) notwithstanding the Service rendered pursuant to this Addendum, continue to satisfy any obligation to maintain records and/or duplicate copies of input data to mitigate against the possible loss of or damage to input data resulting from any cause; (iii) have sole responsibility for all source information it provides to FIS and shall indemnify and hold harmless FIS against any and all liability, loss, damages, costs and expenses that FIS may incur, suffer or be required to pay by reason of the content or format of Client's source information or because of any error or omissions in such source information; (iv) upon termination by Client for any reason, pay FIS for all forms and envelopes in inventory purchased on behalf of Client (which forms and envelopes shall thereafter be delivered to Client); and (v) comply with FIS's reasonable instructions.

4. **Timeframes and Hours of Operation**. Except for those holidays recognized by the U.S. Federal Reserve Bank, FIS will operate on the following days of the week: (i) non month-end, non quarter-end, non year-end on Monday through Friday: and (ii) month-end, quarter-end, year-end on Monday through Saturday.

5. **Limitation of Liability**. In lieu of Section 11.1 of the General Terms, FIS's sole obligation under this Addendum shall be to correct errors or deficiencies in the Service. In the case of loss or destruction of Client Data, FIS's liability is limited to reprocessing such input Data if commercially reasonable, and/or replacement of the actual media on which the Data was stored. Reruns necessitated by incorrect input media or incorrect data format submitted by Client to FIS will be charged to Client by FIS at regular processing charges.

6. **Service Levels**.

6.1 Turnaround Time. Except as otherwise set forth above, the statement/document print text files shall be transmitted to FIS the first business day following the statement/document cycle date by 6:00 a.m. CT. Such statements/documents will be processed, printed, folded, inserted and delivered to the U.S. Post Office within the next one (1) to three (3) U.S. Postal Service automated mail acceptance days from the time such file(s) are received by FIS. U.S. Postal Service automated mail acceptance days do not include Saturdays, Sundays or U.S. Government holidays. The business day in which the approved statement or notice files are received by 6 a.m. CT is considered day zero. The next business day after the statement or notice files are received is considered day one.

6.2 Service Level Credit. In the event that any of the statements/documents are mailed more than two (2) days late due solely to the fault of FIS, Client may request and will be entitled to receive a processing credit equal to five percent (5%) of that month's computer processing, laser printing, folding, inserting, mail preparation and postal presorting charges ("Processing Charge") for such late statements/documents for each business day that FIS is late in mailing such statements/documents. In no event shall the total of any such credits exceed that month's total Processing Charge. In no event shall Client receive a service level credit for printing errors and a credit for late statements/documents for the same occurrence. Any such credit shall be Client's sole and exclusive remedy. The service level credits described in this section shall not apply during the first sixty (60) days following the Commencement Date.

6.3 Exceptions to Service Levels. Client acknowledges and understands that no service level credit shall be granted to Client, if and to the extent that, at any time: (i) Client breaches or fails to perform its obligations under this Addendum or the General Terms; (ii) processing occurs from a FIS recovery facility as a result of a disaster; or (iii) any Force Majeure event occurs.

REMITTANCE/LOCKBOX PROCESSING SERVICES ADDENDUM

1. **Introduction**. **American River Bank** of Rancho Cordova, CA ("Client") engages FIS to provide the remittance/lockbox processing ("Service(s)") and conversion services indicated in the pricing attachment and in accordance with this Remittance/Lockbox Processing Services Addendum ("Addendum"). This Addendum is a part of the Information Technology Services Agreement described on the signature page to which this Addendum is attached ("Agreement"), and capitalized words not otherwise defined herein have the meaning set forth in the Agreement. The General Terms apply to the Services provided pursuant to this Addendum.

2. **Services**. Client's Customers will have United States Postal Service boxes opened by Client or FIS, as mutually agreed, in their names to which envelopes containing Remittances are mailed ("Lockbox"). As of the Commencement Date, Client hereby authorizes FIS and/or its subcontractors to (i) pick up and transport from the Lockbox, mail addressed to the Lockboxes and (ii) open such mail and process the contents of such mail in accordance with the terms of this Addendum. FIS will provide the following Service to Client and Customers:

2.1 Collection of Remittance(s). FIS will collect the contents of the Lockbox each business day. FIS will open the envelopes containing checks, money orders, cash or other forms of payment ("Remittance(s)") provided for payment of an amount due to Customer and typically accompanied by invoices, remittance statements, scannable coupons, correspondence, and any other documents or papers sent to the Lockbox ("Remittance Materials").

2.2 Processing of Remittance(s) and/or Remittance Material(s). Each business day, FIS will reconcile the Remittance(s) to the Remittance Material(s) contained in the same envelope and process them in accordance with this Addendum. If nothing is sent to the Lockbox in a given business day, FIS will send a statement to the Customer that no transactions were processed on that business day.

2.2.1 Remittance(s) Deposited. Remittance(s) falling into the following categories will be deposited in the demand deposit account designated by Client in writing after being processed in the following manner:

(a) Discrepancies in Amount.

i. If the numerical and written amounts of any Remittance are not the same, the numerical or written amount that corresponds to an amount on the Remittance Material(s) enclosed with the Remittance, if applicable, will be the amount deposited.

ii. If the numerical and written amounts on any Remittance are the same but do not correspond to an amount on the Remittance Material(s) enclosed with each Remittance, the amount reflected on the Remittance will be deposited.

(b) Missing Date. FIS is not responsible for reviewing the date(s) on the Remittance(s) and will process the Remittance(s) in accordance with this Addendum regardless of the date or lack thereof.

(c) Payee Review. FIS is not responsible for verifying the payee on the Remittance(s) and will process the Remittance in accordance with this Addendum regardless of the named payee or lack thereof.

(d) Foreign Checks. Checks drawn on a foreign bank or in a currency other than the United States dollars may, at FIS's discretion, be deposited.

2.2.2 Remittance(s) not Deposited. Unless otherwise requested by Client in writing and agreed to by FIS, FIS will not deposit Remittance(s) described herein and will process them in the following manner:

(a) Indeterminable Amount. If FIS, within its sole discretion, cannot determine a Remittance amount, FIS shall forward such Remittance to the Customer.

(b) Cash. Unless otherwise requested by Client in writing and agreed to by FIS, if cash is sent to the Lockbox the cash will be forwarded to the Customer.

(c) Alterations. If FIS, within its sole discretion, determines that a Remittance has been altered, FIS shall forward such Remittance to the Customer. FIS will use commercially reasonable efforts to detect alterations and prevent deposits of altered Remittances. However, FIS shall have no liability whatsoever, notwithstanding anything to the contrary contained herein, for depositing Remittances containing an alteration of any kind.

2.2.3 Restrictive Notifications. Checks bearing restrictive notations, such as "Paid in Full", will be handled in accordance with Client's reasonable written request as agreed to by FIS. FIS will use reasonable efforts to comply with such instructions. Notwithstanding, FIS shall have no liability whatsoever, despite anything to the contrary contained herein, for its failure to comply with such instructions.

2.3 Mailing Remittances and/or Remittance Materials. If mutually agreed to in writing, FIS shall forward the Remittance(s) and/or Remittance Materials in various media formats including, but not limited to CDs, DVDs, reports, deposit slips, etc. to Customer. If an envelope sent to the Lockbox does not contain Remittance(s), FIS will mail such envelopes and any corresponding Remittance Materials to the Customer.

2.4 Client's agreements with its Customers to provide the Service shall be consistent with this Addendum and contain the provisions necessary for FIS to exercise and/or enjoy its rights under this Addendum, including but not limited to, confidentiality. Client shall not make any commitment to its Customers that exceeds the commitments made by FIS to Client under this Addendum. Client will make no representations, guarantees, or warranties on behalf of FIS regarding the Service which are not previously authorized in writing by FIS.

2.5 Client acknowledges and agrees that it shall be responsible for providing support for the Service to its Customers. Any questions or problems that Customers may have with respect to deposit services and/or the Service should be addressed to Client. Customers shall contact the appropriate Client personnel concerning photocopies and adjustments to their demand deposit account(s).

2.6 Client acknowledges and agrees that FIS will provide support for the Service to Client only.

2.7 Client is responsible for all courier and postage related expenses.

3. **Termination**. Upon the termination of the Service by a Customer, Client will close the applicable Lockbox and FIS will dispose of the mail addressed to the closed Lockbox in the manner instructed by Client in writing for a period of three (3) months after the closure date, unless otherwise agreed to by Client and FIS.

4. **Fees**. All fees shall be settled or paid in accordance with the terms of the General Terms, except that fees due FIS with respect to closure of a Customer's Lockbox shall be paid to FIS at the time of such closure.

SOFTWARE LICENSE AND MAINTENANCE ADDENDUM

1. **Introduction American River Bank** of Rancho Cordova, CA ("Client") engages FIS and its affiliates to (i) license the software and/or interfaces indicated in the pricing attachment and the Software supplements ("Supplements"), if any (collectively, "Software") and/or (ii) provide the maintenance services("Maintenance") in accordance with this Software License and Maintenance Addendum ("Addendum") for the Software. This Addendum is a part of the Information Technology Services Agreement described on the signature page to which this Addendum is attached ("Agreement"), and capitalized words not otherwise defined herein have the meaning set forth in the Agreement. The General Terms apply to the Services provided pursuant to this Addendum.

2. **License Term**. Unless otherwise terminated as provided for in the General Terms or as may be set forth herein, the license(s) granted herein shall remain in effect for a period of ninety-nine (99) years following the Effective Date, provided however, licenses for AccountFolio, BankerInsight, BankTEL, TellerElite, TellerInsight, Vision, Incoming Returns powered by TRIPS™ Software, HORIZON Data Vaulting, and/or any Loan Vantage™ products, and any other Software if so identified in a Supplement or pricing attachment, shall not be for a period of ninety-nine (99) years but shall be valid only for the term applicable to Maintenance.

3. **Commencement**.

3.1 For Software not in production as of the Effective Date, the "Commencement Date" for Software is the earlier of: (i) the date the Software is delivered to Client; (ii) in the event FIS provides implementation and/or data conversion services, the date the Software is first installed and available for Client's use in a production environment; or (iii) the commencement date agreed upon by the parties in writing. In the event that there is a dispute over the Commencement Date and the parties are unable to mutually agree upon a Commencement Date after reasonable discussion, the Commencement Date shall be deemed to be the one (1) month anniversary of the Effective Date of this Addendum (or the one (1) month anniversary of the Effective Date of any amendment hereto for additional Software licensed by Client after the Effective Date). If the Commencement Date for Software is delayed for (a) more than ninety (90) days after the Effective Date (or sixty (60) days after the agreed upon Commencement Date for a denovo client); (b) ninety (90) days after the Effective Date of any amendment to this Addendum for additional Software; or (c) any reason beyond FIS's control, then: FIS may suspend delivery and/or implementation of the Software and Client shall pay any associated one-time fees and Maintenance fees through the balance of the term applicable to Maintenance. The Commencement Date may be rescheduled to a mutually agreed date upon request.

3.2 Client shall dedicate sufficient resources, including the assignment of adequate personnel, to implement the Software no more than one hundred eighty (180) days following the Effective Date (or such other date mutually agreed upon by the parties).

3.3 Client shall timely deliver any Data or other information necessary to implement the Software in an electronic form and format approved by FIS. Client is solely responsible for timely procuring any information or cooperation required from its Customers and suppliers in order to implement the Software.

4. **License**. Subject to Client's payment of all applicable license fees, FIS (or if applicable, one or more of its affiliated companies) grants Client a limited, non-exclusive, and non-transferable right and license, during the time period specified above under Section 2 above or as otherwise set forth in any pricing attachment or Supplement, to use and/or access a single copy of the object code of the Software solely: (i) in accordance with the terms and restrictions of this Addendum; (ii) on the equipment identified in the implementation specifications if it is a Specified CPU License; (iii) at the site of initial installation ("Site") if the license of such Software is stated in the pricing attachment or Supplement to be a "Site License;" (iv) on the prescribed number of individual workstations at a Client facility if the license of such Software it is stated in the pricing attachment or Supplement to be "Seat License;" (v) at an unlimited number of individual workstations located at a Client facility if the license of such Software is stated in the pricing attachment or Supplement to be an "Enterprise License;" and (vi) for its own internal business purpose. Client shall prepare its equipment and site for installation of the Software in accordance with the Specifications. Client may change its equipment or site only with FIS's prior written consent, which shall not be unreasonably withheld.

5. **Acceptance**. Client is solely responsible for independently determining if the Software meets its needs and requirements. Client shall verify that the Software complies with the Specifications within thirty (30) days of its delivery. Client shall have conclusively accepted the Software if Client: (i) fails to give FIS written notice of any material non-conformity with the Specifications ("Defect"), which notice details such Defect, during that thirty (30) day period (or within ten (10) days following FIS's correction of the last reported Defect); or (ii) uses the Software to process data for production purposes.

6. **Use of Software**. Client shall not directly or indirectly: (i) lease, rent, assign, sublicense, transfer, disclose, provide, sell, market, distribute, reproduce, or copy Software, except solely for any copying that is necessarily incidental to a permitted use of the Software hereunder or expressly permitted below in this Section 6; (ii) use or allow Software to be used or operated by, or for the benefit of, any third party, including any direct or indirect subsidiary or affiliate, or any successor or parent company; (iii) use Software in the operation of a service bureau; (iv) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code for the Software; or (v) modify, adapt, alter, translate or create derivative works from or otherwise alter the Software. Client may make a single copy of the Software in machine-readable form for disaster recovery and general backup purposes. That copy may be installed on a backup server or system for use solely when approved equipment is inoperable or unusable. Only one (1) copy of Software may be utilized for production purposes.

7. **Rights**. The license granted to Client hereunder does not assign, transfer, convey or grant any rights, title, interest, lien, or encumbrance of any kind, express or implied, to any system, assembly, circuit, combination, method or process of which the Software is a component, all of which are reserved. Client shall keep the Software free and clear of any claim, lien or encumbrance, and any act by Client purporting to create such a claim, lien or encumbrance shall be void from its inception.

8. **Exclusive Control**. Software shall remain under the exclusive control and custody of Client at all times, and Client shall keep it in a secure place under appropriate access and use restrictions. Client shall immediately notify FIS of any possession or use of Software not specifically authorized by FIS.

9. **Modifications**. All modifications, customizations, improvements, upgrades, updates, corrections, enhancements and changes made or relating to, and any derivative work from, any part of the Software ("Modifications") shall be owned solely and exclusively by FIS regardless of who created them or the medium of expression. Client shall have no right to make Modifications for any purpose. Client shall have a non-exclusive, non-transferable, and royalty-free license to use such Modifications that are provided by FIS to Client in performance of the Agreement solely for Client's own benefit in accordance with the license of the Software. Notwithstanding the foregoing, Client irrevocably assigns, transfers, and conveys to FIS all of Client's right, title, and interest in any Modifications, including, without limitation, all rights of patent, copyright, trade secret, know-how, and other intellectual property and proprietary rights therein, thereto, or covering same. Client shall execute any appropriate documents and take any action reasonably requested by FIS in order to perfect FIS's ownership in the Modifications. This Addendum does not limit or restrict FIS from developing or marketing the Software or any Modifications, or any similar programs, materials or information, free of any compensation, accounting, attribution, notice or consent obligation to Client.

10. **Warranty**. FIS warrants that the Software will be free of Defects for a period of five (5) business days following its acceptance ("Warranty Period"). If a Defect occurs during the Warranty Period, FIS shall, at its discretion and as its sole obligation, either: (i) correct the Defect or replace the Software; or (ii) terminate the license for the applicable Software and refund the fee paid for such license. During the Warranty Period, FIS shall provide support ("Support") consisting of telephone access to: (a) a program control center that will receive reports of Defects during normal business hours (8:30 a.m. to 5:00 p.m., ET, Monday through Friday, excluding any holiday recognized by the U.S. Federal Reserve Board); and (b) an emergency U.S. answering service available at all times (24/7) for reporting Defects that cause a complete system failure. FIS will endeavor to respond to any emergency call within two (2) hours after that call is received. FIS may also provide on-site technical assistance at Client's request at its then current rates.

11. **Maintenance and Support**. Unless specifically set forth in a pricing attachment or Supplement, FIS is under no obligation to provide, and Client is under no obligation to purchase, Maintenance. Maintenance shall fall within the definition of "Service" as such term is used in the General Terms and elsewhere in the Agreement. If Client elects to receive and FIS agrees to provide Maintenance, and the associated fees are current and fully paid, FIS shall provide Maintenance consisting of the: (i) provision of Support; (ii) correction of covered Defects reported by Client; and (iii) periodic provision of Modifications made generally available at no additional charge to clients receiving Maintenance (each a "Release"). Releases do not include: (a) new or replacement products; or (b) new versions of Software. Client shall continuously maintain Software at the most current or immediately preceding Release level. FIS will provide Client with a memorandum explaining the nature of any changes made to Software and any updates to the corresponding Specifications for each new Release. Client shall be deemed to have accepted a Release unless it notifies FIS of its rejection within thirty (30) days following receipt.

12. **Defects**. FIS is only responsible for correcting covered Defects that occur during the Warranty Period or for so long as Client receives Maintenance. FIS shall make the final determination as to the existence and cause of any Defect. FIS shall have no obligation to correct Defects unless: (i) Client provides a written description of the Defect to FIS in sufficient detail, and with supporting documentation within two (2) business days of when the Defect was first discovered or reasonably should have been discovered, to enable FIS to diagnose, and if necessary, recreate it; (ii) Client installs and maintains connectivity in accordance with the Specifications; (iii) Client reasonably assists FIS in diagnosing the Defect

remotely; (iv) the Defect can be verified at FIS's facilities; (v) the Defect could not have been prevented by installing the most current or immediately preceding Release level; and (vi) Client performs remedial actions reasonably requested by FIS. FIS shall begin developing corrections for covered Defects upon verifying their existence, and shall use reasonable diligence to complete development in a timely manner based upon their severity and impact on Client's business. FIS may address minor Defects that do not materially impact Client's business or cause unreasonable disruption in a future Release, and may provide Client with a reasonable "work around" to minimize the impact on an interim basis. Client shall be solely responsible for installing any Defect corrections or Releases provided by FIS. In the event an error or irregularity was not caused by FIS, Client shall pay FIS its then current rates for diagnosing the cause.

13. **Limitation of Liability**. FIS's obligations under this Addendum constitute Client's sole and exclusive remedy for any Defects or FIS's provision of Software (all risk of loss having passed to Client upon delivery of the Software). FIS's total liability arising out of Software is limited in all cases and in the aggregate: (i) during the first year following commencement of the license, to the amount of license fees actually paid by Client; and (ii) after the first year following commencement of the license, to the amount of any fees paid for Maintenance during the twelve (12) month period immediately preceding the event giving rise to the first claim.

14. **Source Code Escrow**. Upon request, FIS will deposit a copy of the source code for Software owned by FIS and licensed by Client with its escrow agent so long as Client pays all associated fees and executes and delivers all required documentation under FIS's standard escrow terms.

15. **Audit**. Client shall maintain a record of the number and location of all copies of Software and shall provide FIS with a copy of that record upon request. Such records may include, but are not limited to, the names, addresses, contact names and phone numbers of the Software users. Client acknowledges and agrees that FIS may be obligated under its agreements with third party software licensors, for software components which are part of or associated with the use of the Software, to allow such licensors the right to audit FIS's records for access and distribution verification. Client consents to FIS's compliance with its obligations to its licensors and agrees to cooperate with FIS or its licensors regarding such audit efforts.

16. **Mergers and Acquisitions**. At Client's request and subject to the assignment provisions in the General Terms, FIS will provide additional licenses resulting from any merger, acquisition, affiliation or restructuring (regardless of form) involving Client for fees to be mutually agreed upon prior to the time Client begins using the Software in the expanded environment.

17. **Termination**.

17.1 If Software or Maintenance is terminated by: (i) FIS prior to the end of its term pursuant to the terms of the Agreement, or (ii) Client prior to the end of its term (except as otherwise permitted under the Agreement), Client shall pay FIS, in addition to any other amounts owed, liquidated damages equal to: (a) eighty-five percent (85%) of all remaining amounts owing through the term of this Addendum; (b) any out of pocket expenses directly incurred by FIS as a consequence of the termination; (c) any credits or incentives given to Client by FIS on or before the Commencement Date of a Service; plus (d) any unpaid one-time fees relating to such Software and/or Maintenance. Client shall not be entitled to a refund of any pre-paid amounts.

17.2 Upon the termination of this Addendum for any reason, the license(s) granted hereunder shall immediately cease to exist. Client will promptly discontinue all use of the Software, permanently erase all copies of the Software on any and all computers, data carriers or other medium directly or indirectly in the possession or under the control of Client, and return to FIS or irretrievably destroy all other copies of the Software and all related FIS Confidential Information on tangible media in Client's direct or indirect possession or control, and certify in writing to FIS within sixty (60) days of the date of termination that it has fully complied with these requirements. FIS will likewise return to Client or destroy all copies of related Client Confidential Information on tangible media in FIS's possession or control and certify in writing to Client that it has fully complied with these requirements.

ORBOCAR ACCURA SOFTWARE SUPPLEMENT
To the Software License and Maintenance Addendum

This OrboCAR Accura Software Supplement (this "Supplement" sets forth additional terms and conditions applicable to the Software and Maintenance provided to **American River Bank** of Rancho Cordova, CA ("Client") and is made a part of and incorporated into the Software License and Maintenance Addendum to the Agreement (the "Addendum"). All capitalized words not specifically defined herein have the meaning set forth in the Addendum or the General Terms. The terms and provisions set forth in this Supplement modify and supersede all inconsistent terms and provisions set forth in the Addendum with respect to the subject matter hereof, and except as modified herein, all other terms and conditions of the Addendum shall remain in full force and effect.

1. **Additional License Terms**.

1.1 Subject to the terms and conditions of this Supplement, and pursuant to the terms and conditions of the Addendum, FIS hereby grants Client a limited, non-exclusive and non-transferable right and license to use the OrboCAR Accura Software ("Software") unless terminated pursuant to the terms of the Addendum.

1.2 Once annually, upon FIS's request, Client shall provide FIS with certification, executed by an officer of Client, indicating the name, business address and business telephone number of each end user, quantity of branch/teller stations/merchant units in which the Software may be installed, the location of each such unit and the volume of items which processed by each such unit.

1.3 Client acknowledges that it has evaluated the Software and made its own evaluation as to the suitability of the Software to its requirements. FIS warrants that during the period of ninety (90) days from the date Client receives the Software, the Software will generally perform in the same manner as its performance during Client's evaluation. FIS further warrants that the Software will conform in all material respects to the then-current documentation, if used on the hardware in material accordance with the specifications and documentation provided by FIS. FIS's sole responsibility under this warranty will be to repair or replace, at its option, media found by FIS to be defective. Any tampering with or modification of the Software or use of the Software in a manner not in accordance with the user manuals or other instructions provided by FIS will invalidate this warranty.

1.4 IN NO EVENT SHALL FIS BE LIABLE FOR ANY INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER, INCLUDING WITHOUT LIMITATION, CLAIMS FOR LOSS OF REVENUE OR PROFITS, OR FOR CLAIMS OR DEMANDS MADE BY ANY THIRD PARTIES, EVEN IF FIS WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT IN STANCES IN WHICH A PARTY HERETO INCURS LIABILITY OR DAMAGES ARISING FROM (I) CLAIMS FOR WHICH A PARTY IS INDEMNIFIED IN ACCORDANCE WITH THE TERMS AS SET FORTH HEREIN, OR (II) DIRECT DAMAGES WHICH RESULT FROM A PARTY'S BREACH OF CONFIDENTIALITY OR NON-DISCLOSURE, EACH PARTY'S ENTIRE LIABILITY SHALL BE LIMITED TO THE ACTUAL DIRECT DAMAGES INCURRED, WHICH SHALL NOT EXCEED, IN THE AGGREGATE, THE TOTAL FEES PAID BY CLIENT FOR THE SOFTWARE OR SERVICES UNDER THIS SUPPLEMENT, INCLUDING BUT NOT LIMITED TO, THE LICENSE FEES, MAINTENANCE FEES, OR SERVICE FEES, AS APPLICABLE.

1.5 Client will indemnify FIS from and against any cost, liability and expense (including reasonable counsel fees) sustained by it in connection with any claim, suit or proceeding brought by any third party claiming that any modification or combination made to the Software by Client infringes any patent, copyright or trademark of any third party if such claim, suit or proceeding arose only as a result of the combination of Software with other products provided by Client, provided however, that FIS shall (i) give Client prompt written notice of any such claim, suit or proceeding; (ii) will have granted Client exclusive control over the defense and/or settlement of any such claim, suit or proceeding; (iii) will have made no compromising admission, offer to settle or the like in the context of any such claim, suit or proceeding; and (iv) will reasonably cooperate with Client in relation to any such claim, suit or proceeding.

1.6 FIS represents and warrants that it or its affiliates has the right to grant the license set forth in this Supplement. Third party owners of the Software or any components thereof shall be third party beneficiaries of this Supplement in order to be able to enforce its terms.

1.7 FIS may terminate the Software license (and Services, if contracted for by Client) as described in herein upon thirty (30) days written notice, if FIS's underlying reseller agreement with its third party software vendor is terminated for any reason.

2. Services.

2.1 FIS Remote Keying Service. Subject to the terms and conditions of this Supplement and if indicated in the pricing attachment, FIS shall provide remote keying services to Client ("Service"). FIS shall provide the Service for a period of time that shall commence on the date that the Service is first available for Client's use in a production environment (the "Commencement Date") and which shall run coterminous with the Addendum.

2.2 FIS may, in its own discretion, discharge the Service by use of subcontractors and shall require such subcontractors to be bound by the same confidentiality provisions regarding Client's confidential information as applies to FIS under this Supplement, the Addendum and the General Terms.